Exhibit 10.1

EXECUTION VERSION

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of July 28, 2021

among

INTERNATIONAL FLAVORS & FRAGRANCES INC.

INTERNATIONAL FLAVORS & FRAGRANCES (NEDERLAND) HOLDING B.V.

INTERNATIONAL FLAVORS & FRAGRANCES I.F.F. (NEDERLAND) B.V.

as Borrowers

THE LENDERS NAMED HEREIN

as Lenders

CITIBANK, N.A.

as Administrative Agent

and

CITIBANK, N.A.,

MORGAN STANLEY SENIOR FUNDING, INC.,

BOFA SECURITIES, INC.

BNP PARIBAS,

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

i

ii

Schedules

Schedule I – Commitments

Schedule 5.02(a) – Existing Liens

Exhibits

Exhibit A – Form of Note

Exhibit B – Form of Notice of Revolving Borrowing

Exhibit C – Form of Assignment and Assumption

Exhibit D – Form of Designation Agreement

Exhibit E – Tax Forms

iii

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of July 28, 2021

This Third Amended and Restated Credit Agreement (this “Agreement”) is entered into by and among INTERNATIONAL FLAVORS & FRAGRANCES INC., a New York corporation (the “Company”), INTERNATIONAL FLAVORS & FRAGRANCES (NEDERLAND) HOLDING B.V., a private limited liability company incorporated in the Netherlands (“NL Holding”), INTERNATIONAL FLAVORS & FRAGRANCES I.F.F. (NEDERLAND) B.V., a private limited liability company incorporated in the Netherlands (“IFF Nederland”), the banks, financial institutions and other institutional lenders (the “Lenders”) from time to time party hereto and CITIBANK, N.A. (“Citibank”), as administrative agent (the “Agent”) for the Lenders.

WHEREAS, the Company and certain of its subsidiaries are party to that certain Credit Agreement, dated as of November 9, 2011 (as amended and restated on August 25, 2020, the “Existing Credit Agreement”); and

WHEREAS, the Company has requested, among other things, that the Lenders make certain changes to the Existing Credit Agreement as contained herein and amend and restate the Existing Credit Agreement in whole, without constituting a novation.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree to amend and restate the Existing Credit Agreement in its entirety without constituting a novation, effective on the Effective Date, as follows:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Advance” means an advance by a Lender to a Borrower as a part of a Borrowing consisting of simultaneous Advances from each of the Lenders pursuant to Section 2.01, and includes a Base Rate Advance or a Eurocurrency Rate Advance.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

“Agent” has the meaning specified in the recital of parties.

“Agent’s Account” means (a) in the case of Advances denominated in Dollars, the account of the Agent maintained by the Agent at Citibank at its office at One Penns Way, OPS II, Floor 2, New Castle, Delaware 19720, Account No. 36852248, Attention: Bank Loan Syndications, (b) in the case of Advances denominated in any Committed Currency, the account of any sub-agent designated in writing from time to time by the Agent to the Company and the Lenders for such purposes or (c) such other account of the Agent as is designated in writing from time to time by the Agent to the Company and the Lenders for such purpose.

“Agreement” means this Third Amended and Restated Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance.

“Applicable Margin” means as of any date, with respect to any Base Rate Advance or Eurocurrency Rate Advance, as the case may be, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below under the applicable caption:

Public Debt Rating S&P/Moody’s	Applicable Margin for Base Rate Advances	Applicable Margin for Eurocurrency Rate Advances
Level 1 A- / A3 or above	0.000%	1.000%
Level 2 BBB+ / Baa1	0.125%	1.125%
Level 3 BBB / Baa2	0.250%	1.250%
Level 4 BBB- / Baa3	0.375%	1.375%
Level 5 Lower than Level 4	0.625%	1.625%

“Applicable Percentage” means, as of any date a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below under the caption “Applicable Percentage”:

Public Debt Rating S&P/Moody’s	Applicable Percentage
Level 1 A- / A3 or above	0.090%
Level 2 BBB+ / Baa1	0.110%
Level 3 BBB / Baa2	0.125%
Level 4 BBB- / Baa3	0.175%
Level 5 Lower than Level 4	0.225%

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Citibank, N.A., Morgan Stanley Senior Funding, Inc., BofA Securities, Inc., BNP Paribas and JPMorgan Chase Bank, N.A., each in its capacity as a joint lead arranger and joint bookrunner for the revolving credit facility provided under this Agreement.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.07(b)(iii)), and accepted by the Agent, in substantially the form of Exhibit C or any other form approved by the Agent.

“Assuming Lender” has the meaning specified in Section 2.18(d).

“Assumption Agreement” has the meaning specified in Section 2.18(d)(ii).

“Authorization” means an authorization, consent, approval, resolution, license exemption, filing or registration (including, without limitation, Environmental Permits).

“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark for any currency, as applicable, (x) if any then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Bail-In Action” has the meaning specified in Section 9.14.

“Bankruptcy Law” means any proceeding of the type referred to in Section 6.01(e) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(a)    the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate for loans denominated in Dollars;

(b)    1/2 of one percent per annum above the Federal Funds Rate; and

(c)    the ICE Benchmark Administration Settlement Rate applicable to Dollars for a period of one month (“One Month LIBOR”) plus 1.00% (for the avoidance of doubt, the One Month LIBOR for any day shall be based on the LIBOR Screen Rate at approximately 11:00 A.M. (London Time) on such day); provided that if One Month LIBOR shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Base Rate Advance” means an Advance denominated in Dollars that bears interest as provided in Section 2.07(a)(i).

“Benchmark” means, initially, (i) with respect to amounts denominated in Dollars, the LIBOR Screen Rate and (ii) with respect to any amounts denominated in Euro, the EURIBO Rate; provided that if a replacement of an initial or subsequent Benchmark has occurred pursuant to Section 2.23, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(1) For purposes of clause (a) of Section 2.23, the first alternative set forth below that can be determined by the Agent:

(a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration; provided, that if any Available Tenor of the LIBOR Screen Rate does not correspond to an Available Tenor of Term SOFR, the Benchmark Replacement for such Available Tenor of the LIBOR Screen Rate shall be the closest corresponding Available Tenor (based on tenor) for Term SOFR and if such Available Tenor of the LIBOR Screen Rate corresponds equally to two Available Tenors of Term SOFR, the corresponding tenor of Term SOFR with the shorter duration shall be applied, or

(b) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of the LIBOR Screen Rate with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of Section 2.23 (which spread adjustment, for the avoidance of doubt, shall be 0.11448% (11.448 basis points); and

(2) For purposes of clause (b) of Section 2.23, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Agent and the Company as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for syndicated credit facilities at such time denominated in the applicable currency in the U.S. syndicated loan market;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Agent decides, following reasonable consultation with the Company, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides, following reasonable consultation with the Company, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than the LIBOR Screen Rate, the occurrence of one or more of the following events: a public statement or publication of information by or on behalf of the administrator of any then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, the central bank for the currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative and that representativeness will not be restored.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrowers” means, collectively, the Company, NL Holding, IFF Nederland and the Designated Subsidiaries from time to time.

“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders.

“Borrowing Minimum” means, in respect of Advances denominated in Dollars, $10,000,000 and, in respect of Advances denominated in Euros, €10,000,000.

“Borrowing Multiple” means, in respect of Advances denominated in Dollars, $1,000,000 and, in respect of Advances denominated in Euros, €1,000,000.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and (x) if the applicable Business Day relates to any Eurocurrency Rate Advances denominated in Dollars, on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Rate Advance or (y) if the applicable Business Day relates to any Eurocurrency Rate Advances denominated in Euro, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

“Cash” means, at any time, cash as defined in the Audit and Accounting Guides issued by the American Institute of Certified Public Accountants of the United States of America (as amended from time to time) which includes as at the date of this Agreement currency on hand, demand deposits with financial institutions and other similar deposit accounts.

“Cash Collateralize” means, in respect of an obligation, deposit and pledge (as a first priority perfected security interest) cash collateral in Dollars, in an account to be approved by the Agent (such approval not to be unreasonably withheld or delayed) for the benefit of the Lenders and pursuant to documentation in form and substance reasonably satisfactory to the Agent (and “Cash Collateralization” has a corresponding meaning).

“Cash Equivalents” means, at any time, cash equivalents as defined in the Audit and Accounting Guides issued by the American Institute of Certified Public Accountants of the United States of America (as amended from time to time) which includes as at the date of this Agreement short term instruments having not more than three months to final maturity and highly liquid instruments readily convertible to known amounts of cash.

“Change in Law” means the occurrence, after the date of this Agreement, or, with respect to any Lender that becomes a party to this Agreement after the date hereof, such later date on which such Lender becomes a party to this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Citibank” has the meaning set forth in the introductory paragraph of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Commitment” means, as to any Lender (a) the Dollar amount set forth opposite such Lender’s name on Schedule I hereto as such Lender’s Commitment, (b) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the Dollar amount set forth in such Assumption Agreement or (c) if such Lender has entered into an Assignment and Assumption, the Dollar amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(c), in each case, as such amount may be adjusted in accordance with this Agreement.

“Commitment Date” has the meaning specified in Section 2.18(b).

“Commitment Increase” has the meaning specified in Section 2.18(a).

“Committed Currencies” means Euros, together with each other currency (other than Dollars) that is approved by the Agent and the Lenders in accordance with Section 1.06.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Net Tangible Assets” means, as of any particular time, the total of all the assets appearing on the most recent consolidated balance sheet of the Company and its Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom: (i) all current liabilities, including current maturities of long-term debt and of obligations under capital leases; and (ii) the total of the net book values of all assets of the Company and its Subsidiaries, properly classified as intangible assets under U.S. generally accepted accounting principles (including goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets).

“Convert”, “Conversion” and “Converted” each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.08 or 2.09.

“CRR” means the Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.

“Debt” of any Person means, without duplication: (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of assets or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to assets acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such assets), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP (subject to the provisions of Section 1.03) recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) the net obligations of such Person in respect of Hedge Agreements, (h) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis), (i) [reserved], (j) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing, (k) all Debt of others referred to in paragraphs (a) through (j) above or paragraph (l) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) assets, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for assets or services irrespective of whether such assets are received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (l) all Debt referred to in paragraphs (a) through (k) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on assets (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

“Debt for Borrowed Money” of a person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such person other than any amounts which would be classified as indebtedness, in accordance with GAAP, which arise under any Hedge Agreements.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Default Interest” has the meaning specified in Section 2.07(b).

“Defaulting Lender” means at any time, subject to Section 2.20(c), (i) any Lender that has failed for two or more Business Days to comply with its obligations under this Agreement to make an Advance or make any other payment due hereunder (each, a “funding obligation”), unless such Lender has notified the Agent and the Company in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing), (ii) any Lender that has notified the Agent or the Company in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder, unless such writing or statement states that such position is based on such Lender’s good faith determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), (iii) any Lender that has defaulted on its funding obligations under other loan agreements or credit agreements generally under which it has commitments to extend credit or that has notified, or whose Parent Company has notified, the Agent or the Company in writing, or has stated publicly, that it does not intend to comply with its funding obligations under loan agreements or credit agreements generally, (iv) any Lender that has, for two or more Business Days after written request of the Agent or the Company, failed to confirm in writing to the Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iv) upon the Agent’s and the Company’s receipt of such written confirmation), or (v) any Lender with respect to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender or its Parent Company; provided that, for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of (1) the control, ownership or acquisition of any equity interest in that Lender or any direct or indirect Parent Company thereof by a Governmental Authority or instrumentality thereof or (2) in the case of a solvent Lender, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority or instrumentality thereof under or based on the law of the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, so long as, in the case of clause (1) and clause (2), such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any of clauses (i) through (v) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.20(c)) upon notification of such determination by the Agent to the Company and the Lenders.

“Designated Subsidiary” means any direct or indirect wholly-owned Subsidiary of the Company designated for borrowing privileges under this Agreement pursuant to Section 9.09.

“Designation Agreement” means, with respect to any Designated Subsidiary, an agreement in the form of Exhibit D hereto signed by such Designated Subsidiary and the Company.

“Disclosure Documents” means (x) the Company’s annual reports on Form 10-K, the Company’s quarterly reports on Form 10-Q and the Company’s current reports on Form 8-K filed with the Securities and Exchange Commission filed prior to the Effective Date, (y) Palate’s annual reports and quarterly reports posted on Palate’s website and publicly available prior to the Effective Date and (z) the Remainco SEC Documents and the RMT Partner SEC Documents (each as defined in the Neptune Acquisition Agreement as in effect on December 15, 2019) filed or furnished with the SEC on or prior to the Effective Date.

“Dollars” and the “$” sign each means lawful currency of the United States of America.

“Domestic Lending Office” means, with respect to any Lender, its office set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent.

“Dutch Loan Party” means NL Holding, IFF Nederland and any Designated Subsidiary that is organized under the laws of the Netherlands.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means, if the then-current Benchmark is the LIBOR Screen Rate or any other London interbank offered rate, the occurrence of the following:

(1) (a) with respect to Dollars, a notification by the Agent to (or the request by the Company to the Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar denominated syndicated credit facilities in the U.S. syndicated loan market at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review); or (b) with respect to a Non-Hardwired Currency, a notification by the Agent to (or the request by the Company to the Agent to notify) each of the other parties hereto that at least five currently outstanding syndicated credit facilities which include such Non-Hardwired Currency at such time in the U.S. syndicated loan market contain or are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the then current Benchmark with respect to such Non-Hardwired Currency as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) in each case, the joint election by the Agent and the Company to trigger a fallback from the LIBOR Screen Rate or the applicable London interbank offered rate and the provision by the Agent of written notice of such election to the Lenders.

“EEA Financial Institution” has the meaning specified in Section 9.14.

“EBITDA” of a Person means, for any Relevant Period, net income (or net loss) plus the sum of: (a) interest expense; (b) income tax expense; (c) depreciation expense; (d) amortization expense and all other non-cash charges; (e) extraordinary or unusual losses deducted in calculating net income less extraordinary or unusual gains added in calculating net income, (f) all non-recurring non-cash expenses and charges, (g) any non-cash gains or losses from asset sales, (h) non-cash purchase accounting adjustments, (i) customary costs and expenses incurred in connection with the transactions contemplated by the Loan Documents, (j) non-cash stock-based compensation expense for such period, (k) other expenses reducing such net income which do not represent a cash item in such period or any future period less all non-cash items increasing net income which do not represent a cash item in such period or any future period, and (l) costs and expenses incurred in connection with the Palate Transactions and the Neptune Transactions and customary costs and expenses incurred in connection with acquisitions, investments, issuances of equity and incurrence of indebtedness to the extent any such transaction is not prohibited by this Agreement, in each case determined in accordance with GAAP for the Relevant Period.

“Effective Date” means the date occurring not later than July 30, 2021 on which the conditions precedent set forth in Section 3.01 have been satisfied (or waived in accordance with Section 9.01).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.07(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.07(b)(iii)).

“Eligible Currency” means any lawful currency other than Dollars or Euros that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders in such market and as to which an Equivalent in Dollars may be readily calculated.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority or third party for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any federal, state, local or foreign statute, law (including common law), ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of, or exposure to, Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equivalent” means, at any date of determination thereof, in US Dollars of any Foreign Currency or in any Foreign Currency of US Dollars on any date, means the spot rate of exchange that appears at 11:00 A.M. (London time), on the display page applicable to the relevant currency on the Oanda website on such date; provided that if there shall at any time no longer exist such a page on such website, the spot rate of exchange shall be determined by reference to another similar rate publishing service selected by the Agent.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the Company’s controlled group, or under common control with the Company, within the meaning of Section 414 of the Code.

“ERISA Event” means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of Section 4043(b) of ERISA are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver pursuant to Section 412 of the Code with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Company or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a “substantial employer,” as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (g) a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA); or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

“Erroneous Payment” has the meaning assigned to it in Section 8.09(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.09(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.09(d).

“EURIBO Rate” means, for any Interest Period, the rate appearing on the applicable Bloomberg screen (or on any successor or substitute page of Bloomberg, or any successor to or substitute for Bloomberg, providing rate quotations comparable to those currently provided on such page of Bloomberg, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Euro by reference to the Banking Federation of the European Union Settlement Rates for deposits in Euro) at approximately 10:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Euro with a maturity comparable to such Interest Period.

“Euro” means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the EMU legislation.

“Eurocurrency Lending Office” means, with respect to any Lender, its office, branch or Affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Eurocurrency Lending Office) or such other office, branch or Affiliate as such Lender may hereafter designate as its Eurocurrency Lending Office by notice to the Company and the Agent.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurocurrency Rate” means, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) (i) in the case of any Advance denominated in Dollars, the LIBOR Screen Rate as of approximately 11:00 A.M. (London time) on the date that is two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period and (ii) in the case of any Advance denominated in Euro, the EURIBO Rate by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period; provided that if the Eurocurrency Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Eurocurrency Rate Advance” means an Advance denominated in Dollars or a Committed Currency that bears interest as provided in Section 2.07(a)(ii).

“Eurocurrency Rate Reserve Percentage” for any Interest Period for all Eurocurrency Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined) having a term equal to such Interest Period.

“Events of Default” has the meaning specified in Section 6.01.

“Existing Credit Agreement” has the meaning specified in preamble to this Agreement.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise and similar Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Advance or Commitment (other than pursuant to an assignment request by the Company under Section 2.21(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(g) and (d) any withholding Taxes imposed under FATCA.

“Extension Date” has the meaning specified in Section 2.19(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent; provided that if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the initial Benchmark for each currency provided for hereunder.

“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” has the meaning specified in Section 1.03.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Obligations” has the meaning specified in Section 7.01.

“Hazardous Materials” means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials, wastes or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant, or which can form the basis for liability, under any Environmental Law.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

“IFF Nederland” has the meaning set forth in the introductory paragraph of this Agreement.

“Increase Date” has the meaning specified in Section 2.18(a).

“Increasing Lender” has the meaning specified in Section 2.18(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 9.04(b).

“Information” has the meaning specified in Section 9.08.

“Information Memorandum” means the information memorandum dated July 6, 2021, as modified or supplemented prior to the date hereof, used by the Arrangers in connection with the syndication of the Commitments.

“Interest Period” means for each Eurocurrency Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the applicable Borrower requesting such Borrowing pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period for Eurocurrency Rate Advances shall be one, three or six months or, subject to clause (c) of this definition, such other period as the applicable Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period (which shall promptly notify each of the Lenders), select; provided, however, that:

(a)    the Borrowers may not select any Interest Period that ends after the latest Termination Date;

(b)    Interest Periods commencing on the same date for Eurocurrency Rate Advances comprising part of the same Borrowing shall be of the same duration;

(c)    in respect of any Eurocurrency Rate Advance, the Borrowers shall not be entitled to select an Interest Period of other than one, three or six months unless, by 2:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period each Lender, in its sole discretion, approves such requested Interest Period (the failure of any Lender to so respond by such time being deemed for all purposes of this Agreement as an objection by such Lender to the requested duration of such Interest Period);

(d)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(e)    whenever the first day of any Interest Period for Eurocurrency Rate Advances occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“IRS” means the United States Internal Revenue Service.

“Lender Insolvency Event” means that (a) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding or a Bail-In Action, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

“Lenders” has the meaning set forth in the introductory paragraph to this Agreement.

“Leverage Ratio” means the ratio of Net Debt as of the end of any Relevant Period to Consolidated EBITDA in respect of such Relevant Period.

“LIBOR Screen Rate” means the London interbank offered rate for Dollars as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period as displayed on page LIBOR01 of the applicable Bloomberg screen that displays such rate (or, in the event such rate does not appear on a Bloomberg page or screen, on any successor or substitute page on such screen that displays such rate, on or the approximate page of such other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion).

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan Documents” shall mean this Agreement, any Note and each Designation Agreement.

“Loan Party” means the Company and each other Borrower.

“Material Adverse Change” means any material adverse change in the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on: (a) the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole; (b) the rights and remedies of the Agent or any Lender under the Loan Documents; or (c) the ability of any Loan Party or the Company to perform its payment obligations under the Loan Documents.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to its rating agency business.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA, and that (a) is maintained for employees of the Company or any ERISA Affiliate and at least one Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Neptune” means Nutrition & Biosciences, Inc., a Delaware corporation and any successor by merger thereto pursuant to the Neptune Transactions.

“Neptune Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of December 15, 2019 (together with the exhibits and schedules thereto), among DuPont de Nemours, Inc., Nutrition & Biosciences, Inc., the Company and Neptune Merger Sub I Inc., a wholly owned subsidiary of the Company, as amended and in effect from time to time.

“Neptune Separation Agreement” means that certain Separation and Distribution Agreement, dated as of December 15, 2019 (together with the exhibits and schedules thereto, and including the Separation Plan, as defined therein), by and among DuPont de Nemours, Inc., Nutrition & Biosciences, Inc., and the Company, as amended and in effect from time to time.

“Neptune Transactions” means the transactions contemplated by the Neptune Acquisition Agreement and the Neptune Separation Agreement and the other transactions related to the foregoing.

“Net Debt” means Debt for Borrowed Money less Cash and Cash Equivalents.

“NL Holding” has the meaning set forth in the introductory paragraph of this Agreement.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 9.01 and (ii) has been approved by the Required Lenders.

“Non-Extending Lender” has the meaning specified in Section 2.19(b).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Hardwired Currencies” means all Committed Currencies (excluding Dollars).

“Non-Public Lender” means (a) until the publication of an interpretation of “public” as referred to in the CRR by the competent authority/ies: an entity which (x) assumes rights and/or obligations vis-à-vis a Dutch Borrower, the value of which is at least €100,000 (or its equivalent in another currency), (y) provides repayable funds for an initial amount of at least €100,000 (or its equivalent in another currency) or (z) otherwise qualifies as not forming part of the public and (b) as soon as the interpretation of the term “public” as referred to in the CRR has been published by the competent authority/ies: an entity which is not considered to form part of the public on the basis of such interpretation.

“Note” means a promissory note of any Borrower payable to any Lender, delivered pursuant to a request made under Section 2.16 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Advances made by such Lender to such Borrower.

“Notice Date” has the meaning specified in Section 2.19(b).

“Notice of Revolving Borrowing” has the meaning specified in Section 2.02(a).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21(b)).

“Other Rate Early Opt-in Election” means an Early Opt-in Election has occurred under clause (1)(b) and (2) of the definition of “Early Opt-in Election”.

“Overnight Rate” means with respect to Advances or other amounts denominated in Dollars, the Federal Funds Rate and (b) with respect to Advances denominated in Euro, the EURIBO Rate; provided that if the Overnight Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Palate” means Frutarom Industries Ltd., a company organized under the laws of the State of Israel.

“Palate Acquisition” means the acquisition by the Company, directly or indirectly, of all the issued and outstanding equity interests in Palate pursuant to the Palate Acquisition Agreement.

“Palate Acquisition Agreement” means that certain Agreement and Plan of Merger dated as of May 7, 2018 (together with the exhibits and schedules thereto), among the Company, Icon Newco Ltd. and Palate, as amended and in effect from time to time.

“Palate Transactions” means the Palate Acquisition, the execution, delivery and performance by the Company of that certain Term Loan Credit Agreement, dated as of June 6, 2018 among the Company, the lenders party thereto and Morgan Stanley Senior Funding, Inc. as administrative agent, the making of the advances thereunder and the use of the proceeds thereof and the other transactions contemplated by or related to the foregoing.

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, or if such Lender does not have a bank holding company, then any corporation, association, partnership or other business entity owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” has the meaning assigned to such term in Section 9.07(d).

“Participant Register” has the meaning specified in Section 9.07(d).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001, as amended.

“Payment Office” means, for any Committed Currency, such office of Citibank as shall be from time to time selected by the Agent and notified by the Agent to the Company and the Lenders.

“Payment Recipient” has the meaning assigned to it in Section 8.09(a).

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for Taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(c); (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person; (c) pledges or deposits to secure obligations under workers’ compensation, unemployment insurance and other social security laws or similar legislation or to secure public or statutory obligations or to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature in the ordinary course of business; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the real property encumbered thereby unmarketable or materially adversely affect the use of such real property for its present purposes; (e) any netting or set-off arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of the Company and its Subsidiaries; (f) any Lien arising solely by virtue of the maintenance of a bank account by the Company or any of its Subsidiaries in the ordinary course of business pursuant to the general terms and conditions of the bank with which such account is held; and (g) any Lien arising by operation of law and in the ordinary course of trading.

“Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any political subdivision or agency thereof or other entity.

“Plan” means a Single Employer Plan or a Multiple Employer Plan, which is maintained for employees of the Company or any ERISA Affiliate.

“Post-Petition Interest” has the meaning specified in Section 7.05(b).

“Primary Currency” has the meaning specified in 9.12(c).

“Protesting Lender” has the meaning specified in Section 9.09(a).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Debt Rating” means, as of any date, the rating that has been most recently announced by either S&P or Moody’s, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Company or, if any such rating agency shall have issued more than one such rating, the most recent such rating issued by such rating agency. For purposes of the foregoing, (a) if only one of S&P and Moody’s shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody’s shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 5 under the definition of “Applicable Margin” or “Applicable Percentage”, as the case may be; (c) if the ratings established by S&P and Moody’s shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating unless the such ratings differ by two or more levels, in which case the applicable level will be deemed to be one level below the higher of such levels; (d) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be.

“Qualifying Acquisition” has the meaning specified in Section 5.03.

“Ratable Share” means, with respect to any Lender at any time, the percentage of the total Commitments represented by such Lender’s Commitment. If the applicable Commitments have terminated or expired, the Ratable Shares shall be determined based upon the applicable Commitments most recently in effect, giving effect to any assignments.

“Reacquisition Sale and Leaseback Transaction” has the meaning specified in Section 5.02(b)(v).

“Recipient” means (a) the Agent and (b) any Lender, as applicable.

“Register” has the meaning specified in Section 9.07(c).

“Regulation U” has the meaning specified in Section 4.01(g).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto. and (b) with respect to a Benchmark Replacement in respect of any Non-Hardwired Currency, (1) the central bank for the currency in which such amounts are denominated hereunder or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such amounts are denominated, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Period” means, as of any date, the four fiscal quarter period of the Company most recently ended on or as of such date.

“Removal Effective Date” has the meaning specified in Section 8.06(b).

“Required Lenders” means at any time Lenders owed in excess of 50% of the then aggregate unpaid principal amount (based on the Equivalent in Dollars at such time) of the Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having in excess of 50% of the Commitments; provided that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time the Commitments of such Lender at such time.

“Resignation Effective Date” has the meaning specified in Section 8.06(a).

“S&P” means S&P Global Ratings or any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country, region or territory with which dealings are broadly restricted or prohibited by Sanctions (currently Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Country or (c) any other Person with whom dealings are restricted or prohibited by Sanctions (including by reason of ownership or control).

“Sanctions” means economic or financial sanctions enforced by the United States government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state or Her Majesty’s Treasury of the United Kingdom, including embargoes, export restrictions, the ability to make or receive international payments, the freezing or blocking of assets of targeted Persons, the ability to engage in transactions with specified persons or countries, or the ability to take an ownership interest in assets of specified Persons or located in a specified country, including any laws or regulations threatening to impose economic sanctions on any person for engaging in proscribed behavior.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission.

“Single Employer Plan” means any Plan that is subject to Title IV of ERISA, but that is not a Multiemployer Plan or a Multiple Employer Plan.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Subsequent Borrowings” has the meaning specified in Section 2.01(b).

“Subordinated Obligations” has the meaning specified in Section 7.05.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earlier of (a) July 28, 2026, subject to the extension thereof pursuant to Section 2.19 and (b) the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01; provided, however, that the Termination Date of any Lender that is a Non-Extending Lender to any requested extension pursuant to Section 2.19 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Total Credit Exposure” means, as to any Lender at any time, the sum of the aggregate principal amount at such time of its outstanding Advances and the Unused Commitments of such Lender at such time.

“Type” refers to the character of an Advance as a Base Rate Advance or a Eurocurrency Rate Advance.

“Unused Commitment” means, with respect to each Lender at any time, (a) such Lender’s Commitment at such time minus (b) the aggregate principal amount of all Advances (based in respect of any Advances denominated in a Committed Currency by reference to the Equivalent thereof in Dollars) made by such Lender (in its capacity as a Lender) and outstanding at such time.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.14(g).

“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Withholding Agent” means any Loan Party and Citibank, as Agent.

SECTION 1.02.    Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

SECTION 1.03.    Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) (“GAAP”). Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Company or any Subsidiary thereof at “fair value”, as defined therein, (ii) without giving effect to any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof and (iii) in a manner such that any obligations relating to a lease that was accounted for by a Person as an operating lease as of December 2, 2016 and any similar lease entered into after December 2, 2016 by such Person shall be accounted for as obligations relating to an operating lease and not as a capital lease.

SECTION 1.04.    Pro Forma Calculations. For the purpose of calculating Consolidated EBITDA for any period, if during such period the Company or any Subsidiary shall have made a material acquisition or material disposition (with materiality calculated in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended) (including for the avoidance of doubt, the Palate Acquisition and the Neptune Transactions), Consolidated EBITDA shall be calculated giving pro forma effect (in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended) thereto as if such material acquisition or material disposition occurred on the first day of such period.

SECTION 1.05.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

SECTION 1.06.    Additional Committed Currencies.

(a)    The Company may from time to time request that Advances be made in a currency other than those specifically listed in the definition of “Committed Currency;” provided that such requested currency is an Eligible Currency. In the case of any such request with respect to the making of any such Advances, such request shall be subject to the approval of the Agent and the Lenders.

(b)    Any such request shall be made to the Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Borrowing (or such other time or date as may be agreed by the Agent in its sole discretion). The Agent shall promptly notify each Lender thereof. Each Lender shall notify the Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Advances in such requested currency.

(c)    Any failure by a Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to permit Advances be made in such requested currency. If the Agent and all the Lenders consent to making Advances in such requested currency, and the Agent, such Lenders and the Company reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Agent shall so notify the Company and (i) the Agent and such Lenders, with the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), may amend this Agreement to the extent necessary to add the applicable rate for such currency, any applicable adjustment for such rate, the overnight rate for such currency and any other technical, administrative or operational changes (including with respect to the timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent and the Company decide may be appropriate to reflect the adoption and implementation of the applicable rate of such currency and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides (in consultation with the Company) is reasonably necessary in connection with the administration of this Agreement). Upon the effectiveness of such amendments, such currency shall thereupon be deemed for all purposes to be a Committed Currency hereunder. If the Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Agent shall promptly so notify the Company.

ARTICLE 2

AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.    The Advances. (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances denominated in Dollars or any Committed Currency to any Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date applicable to such Lender in an amount (based in respect of any Advances to be denominated in a Committed Currency by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Notice of Revolving Borrowing) not to exceed such Lender’s Commitment. Each Borrowing shall be in an amount not less than the Borrowing Minimum or the Borrowing Multiple in excess thereof and shall consist of Advances of the same Type and in the same currency made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender’s Commitment, any Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

(b)    On the Effective Date, (A) the aggregate principal amount of the advances outstanding under the Existing Credit Agreement (such advances, the “Existing Advances”) immediately prior to the Effective Date shall be deemed to be repaid, (B) each of the applicable Borrowers shall be deemed to have made new Borrowings (the “Effective Date Borrowings”) each in an aggregate principal amount equal to the aggregate principal amount of the Existing Advances of such Borrower and of the Types, in the currencies and for the Interest Periods specified in a Notice of Revolving Borrowing delivered in accordance with Section 2.02 prior to the Effective Date, (C) each Lender shall pay to the Agent in accordance with Section 2.02 an amount equal to the difference, if positive, between (x) such Lender’s Ratable Share of the Effective Date Borrowings and (y) the amount of such Existing Advances held by such Lender immediately prior to the Effective Date, if any, (D) after the Agent receives the funds specified in clause (C) above, the Agent shall pay to each Lender the portion of such funds that is equal to the difference, if positive, between (1) the amount of Existing Advances held by such Lender immediately prior to the Effective Date and (2) such Lender’s Ratable Share of the amount of the Effective Date Borrowings, (E) on and as of the Effective Date, after giving effect to the transactions in clauses (A)-(D), each Lender shall hold its Ratable Share of each Effective Date Borrowing and (F) the Borrowers shall pay each Lender any and all accrued but unpaid interest on the Existing Advances held by such Lender immediately prior to the Effective Date. The Lenders hereby waive the right to deemed compensation pursuant to Section 9.04(c) hereof in respect of any deemed payments made pursuant to clause (A) above.

SECTION 2.02.    Making the Advances. (a) Each Borrowing shall be made on notice, given not later than (i)(x) 11:00 A.M. (New York City time) on the third Business Day prior (or the second Business Day prior for any Borrowing on the Effective Date) to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances denominated in Dollars, (y) 1:00 P.M. (London time) on the fourth Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency or (ii) 12:00 noon (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by any Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Borrowing (a “Notice of Revolving Borrowing”) shall be in writing, via email or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurocurrency Rate Advances, the initial Interest Period and the currency for each such Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such Borrowing, in the case of a Borrowing consisting of Advances denominated in Dollars, and before 11:00 A.M. (London time) on the date of such Borrowing, in the case of a Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, make available for the account of its Applicable Lending Office to the Agent at the applicable Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing. After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower requesting the Borrowing at the Agent’s address referred to in Section 9.02 or at the applicable Payment Office, as the case may be.

(b)    [RESERVED].

(c)    Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrowers may not select Eurocurrency Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than the Borrowing Minimum or if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12, (ii) the Borrowers may not select a currency for any Borrowing if such currency is not then an Eligible Currency and (iii) the Eurocurrency Rate Advances may not be outstanding as part of more than six separate Borrowings.

(d)    Each Notice of Revolving Borrowing shall be irrevocable and binding on the Borrower requesting the Borrowing; provided, however, that any Notice of Revolving Borrowing may be conditioned on the occurrence of any event, in which case such notice may be revoked by the applicable Borrower (by notice delivered to the Agent on or prior to the date of the proposed Borrowing) if such condition is not satisfied (it being understood that any revocation of a Notice of Revolving Borrowing shall be subject to the provisions in the succeeding sentence). In the case of any Borrowing that the related Notice of Revolving Borrowing specifies is to be comprised of Eurocurrency Rate Advances, such Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Borrowing for such Borrowing the applicable conditions set forth in the applicable Notice of Revolving Borrowing, if any, or Article III, including, without limitation, any loss (excluding any loss of profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(e)    Unless the Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Agent such Lender’s ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02, and the Agent may, in reliance upon such assumption, make available to the Borrower requesting the Borrowing on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the higher of the interest rate applicable at the time to the Advances comprising such Borrowing and the cost of funds incurred by the Agent in respect of such amount and (ii) in the case of such Lender, the higher of the Overnight Rate and the cost of funds incurred by the Agent in respect of such amount, plus any administrative, processing or similar fees customarily charged by the Agent in connection with the foregoing. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement.

(f)    In respect of any Borrower not organized under the laws of the United States or any State thereof, any Lender may, with notice to the Agent and the Company, fulfill its Commitment by causing another of its offices, branches or Affiliates to act as the Lender in respect of such Borrower.

(g)    The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

SECTION 2.03.    [Reserved].

SECTION 2.04.    Fees. (a) Commitment Fee. The Company agrees to pay or cause to be paid to the Agent for the account of each Lender a commitment fee from the Effective Date, in the case of each Lender party hereto on the Effective Date, and from the effective date specified in the Assumption Agreement or in the Assignment and Assumption pursuant to which it became a Lender in the case of each other Lender, until the Termination Date applicable to such Lender payable in arrears quarterly on the last day of each March, June, September and December, commencing September 30, 2021, and on the Termination Date applicable to such Lender at a rate per annum equal to the Applicable Percentage in effect from time to time on the aggregate amount of such Lender’s Unused Commitment during such quarter, provided that no Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)    Agent’s Fees. The Company shall pay to the Agent for its own account such fees as may from time to time be agreed between the Company and the Agent.

(c)    Upfront Fees. The Company shall pay to the Agent, for the account of each of the Lenders, upfront fees in the amounts and at the times as agreed between the Company and the Agent and separately notified to the Lenders.

SECTION 2.05.    Termination or Reduction of the Commitments. (a) The Company shall have the right, upon at least two Business Days’ notice to the Agent, to terminate in whole or permanently reduce ratably in part the Unused Commitments of the Lenders; provided that each partial reduction (x) shall be in the minimum aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) shall be made ratably among the Lenders in accordance with their Commitments; provided further, that subject to Section 9.04(c), any notice of termination or reduction by the Company may be conditioned on the occurrence of any event, in which case such notice may be revoked by the Company (by notice delivered to the Agent on or prior to the date of the proposed termination or reduction) if such condition is not satisfied.

(b)    The Company shall have the right, at any time, upon at least three Business Days’ notice to a Defaulting Lender (with a copy to the Agent), to terminate in whole such Defaulting Lender’s Commitment under this Section 2.05(b), provided the Borrowers will pay all principal of, and interest accrued to the date of such payment on, Advances owing to such Defaulting Lender and pay any accrued commitment fee payable to such Defaulting Lender pursuant to Section 2.04(a) and all other amounts payable to such Defaulting Lender hereunder (including but not limited to any increased costs, additional interest or other amounts owing under Section 2.11, any indemnification for taxes under Section 2.14, and any compensation payments due as provided in Section 9.04(c); and upon such payments, the obligations of such Defaulting Lender hereunder shall, by the provisions hereof, be released and discharged; provided, however, that (i) such Defaulting Lender’s rights under Sections 2.11, 2.14 and 9.04 and its obligations under Section 9.04 shall survive such release and discharge as to matters occurring prior to such date and (ii) no claim that the Borrowers may have against such Defaulting Lender arising out of such Defaulting Lender’s default hereunder shall be released or impaired in any way. The aggregate amount of the Commitments of the Lenders once reduced pursuant this Section 2.05(b) may not be reinstated; provided, further, however, that if pursuant to this Section 2.05(b), the Borrowers shall pay to a Defaulting Lender any principal of, or interest accrued on, the Advances owing to such Defaulting Lender, then the Borrowers shall either (x) confirm to the Agent that the conditions set forth in Section 3.03 are met on and as of such date of payment or (y) pay or cause to be paid a ratable payment of principal and interest to all Lenders who are not Defaulting Lenders.

SECTION 2.06.    Repayment of Advances. Each Borrower shall repay to the Agent for the ratable account of each Lender on the Termination Date applicable to such Lender the aggregate principal amount of the Advances made to it and then outstanding.

SECTION 2.07.    Interest on Advances. (a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Advance made to it and owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i)    Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin for Base Rate Advances in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

(ii)    Eurocurrency Rate Advances. During such periods as such Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurocurrency Rate for such Interest Period for such Advance plus (y) the Applicable Margin for Eurocurrency Rate Advances in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or such Eurocurrency Rate Advance shall be paid in full.

(b)    Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Agent may, and upon the request of the Required Lenders shall, require the Borrowers to pay interest (“Default Interest”) on (i) the unpaid principal amount of each overdue Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2.0% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2.0% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above; provided, however, that following acceleration of the Advances pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent.

SECTION 2.08.    Interest Rate Determination. (a) The Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) or (ii).

(b)    If, with respect to any Eurocurrency Rate Advances, the Agent determines, or the Required Lenders notify the Agent, that the Eurocurrency Rate for any Interest Period for such Advances (1) will not adequately reflect the cost to the Lenders of making, funding or maintaining their Eurocurrency Rate Advances for such Interest Period, (2) deposits in Dollars or the applicable Committed Currency are not being offered to banks in the applicable interbank market for the applicable amount and Interest Period of any applicable Eurocurrency Rate Advance or (3) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Advance, the Agent shall forthwith so notify the applicable Borrower and the Lenders, whereupon (i) the Borrower of such Eurocurrency Rate Advances will, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advances are denominated in Dollars, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in any Committed Currency, either (x) prepay such Advances or (y) exchange such Advances into an Equivalent amount of Dollars and Convert such Advances into Base Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist, in each case, subject to Section 9.04(c).

(c)    If any Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Agent will forthwith so notify such Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Committed Currency, be exchanged for an Equivalent amount of Dollars and Convert into Base Rate Advances.

(d)    On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than the Borrowing Minimum, such Advances shall automatically (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Committed Currency, be exchanged for an Equivalent amount of Dollars and Convert into Base Rate Advances.

(e)    Upon the occurrence and during the continuance of any Event of Default, (i) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advances are denominated in Dollars, be Converted into Base Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in any Committed Currency, be exchanged for an Equivalent amount of Dollars and be Converted into Base Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended.

(f)    If the LIBOR Screen Rate or the EURIBO Rate is unavailable, subject to Section 2.23 below,

(i)    the Agent shall forthwith notify the Borrowers and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances,

(ii)    each such Eurocurrency Advance will automatically, on the last day of the then existing Interest Period therefor (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Committed Currency, be exchanged for an Equivalent amount of Dollars and Convert into Base Rate Advances, and

(iii)    the obligation of the Lenders to make Eurocurrency Rate Advances or to Convert Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

(g)    If any Borrower shall request an Interest Period of other than one, three or six months and such Interest Period is approved by the Lenders in accordance with clause (c) of the definition of Interest Period, the Eurocurrency Rate Advances subject to such request shall bear interest at the rate per annum equal to the rate determined by the Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the rate on the applicable Bloomberg screen (for the longest period for which such Bloomberg screen rate is available for Dollars or Euro, as applicable), that is shorter than such Interest Period and (b) the rate on the applicable Bloomberg screen for the shortest period (for which such Bloomberg screen rate is available for Dollars or Euro, as applicable) that exceeds such Interest Period, in each case, at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period. When determining the rate for a period which is less than the shortest period for which the applicable Bloomberg screen rate is available, the applicable Bloomberg screen rate for purposes of clause (a) above shall be deemed to be the Overnight Rate.

SECTION 2.09.    Optional Conversion of Advances. The Borrower of any Advance may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all Advances denominated in Dollars of one Type comprising the same Borrowing into Advances denominated in Dollars of the other Type; provided, however, that (1) any Conversion of Eurocurrency Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurocurrency Rate Advances, (2) any Conversion of Base Rate Advances into Eurocurrency Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), (3) no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and (4) each Conversion of Advances comprising part of the same Borrowing shall be made ratably among the Lenders with Advances comprising such Borrowing. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Dollar denominated Advances to be Converted, and (iii) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower giving such notice.

SECTION 2.10.    Prepayments of Advances. (a) Optional. Each Borrower may, upon notice of at least two Business Days prior to the date of such prepayment, in the case of Eurocurrency Rate Advances, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment of Advances shall be in an aggregate principal amount of not less than the Borrowing Minimum or a Borrowing Multiple in excess thereof and (y) in the event of any such prepayment of a Eurocurrency Rate Advance, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c) for any such prepayment other than on the last day of the Interest Period for such Advance; provided, further, that, if a notice of prepayment is given in connection with a conditional notice of termination of Commitments as contemplated by Section 2.05(a), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.05(a) and the Company shall remain liable for any amounts in respect of such proposed prepayment pursuant to Section 9.04(c).

(b)    Mandatory. (i) If, on any date, the Agent notifies the Company that, on any applicable interest payment date, the sum of the aggregate principal amount of all Advances then outstanding (in each case determined as the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Advances denominated in Committed Currencies) then outstanding exceeds 103% of the aggregate Commitments of the Lenders on such date, the Borrowers shall, as soon as practicable and in any event within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Advances owing by the Borrowers in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Commitments of the Lenders on such date.

(ii)     Each prepayment made pursuant to this Section 2.10(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Rate Advance on a date other than the last day of an Interest Period or at its maturity, any additional amounts which the applicable Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 9.04(c). The Agent shall give prompt notice of any prepayment required under this Section 2.10(b) to the Company and the Lenders.

SECTION 2.11.    Increased Costs. (a) Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurocurrency Rate);

(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Advance or of maintaining its obligation to make any such Advance, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or other Recipient, the Borrowers will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If any Lender reasonably determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)    Certificates for Reimbursement. A certificate of a Lender or other Recipient setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, and demonstrating in reasonable detail the calculations used, as specified in paragraph (a) or (b) of this Section and delivered to the Borrowers, shall be conclusive absent manifest error. In preparation of any certificate by a Lender or other Recipient under this subsection (c), such Person shall not be required to disclose any information that such Person reasonably deems to be confidential or proprietary. The Borrowers shall pay such Lender or Recipient, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Delay in Requests. Failure or delay on the part of any Lender or other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or other Recipient’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or other Recipient, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or other Recipient’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

(e)    Notwithstanding any other provision of this Section 2.11, no Lender shall demand compensation for any increased cost or reduction pursuant to this Section 2.11 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements with similarly situated borrowers.

SECTION 2.12.    Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances in Dollars or any Committed Currency or to fund or maintain Eurocurrency Rate Advances in Dollars or any Committed Currency hereunder, (a) each Eurocurrency Rate Advance will automatically, upon such demand (i) if such Eurocurrency Rate Advance is denominated in Dollars, be Converted into a Base Rate Advance and (ii) if such Eurocurrency Rate Advance is denominated in any Committed Currency, be exchanged into an Equivalent amount of Dollars and be Converted into a Base Rate Advance and (b) the obligation of the Lenders to make Eurocurrency Rate Advances or to Convert Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurocurrency Lending Office if the making of such a designation would allow such Lender or its Eurocurrency Lending Office to continue to perform its obligations to make Eurocurrency Rate Advances or to continue to fund or maintain Eurocurrency Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

SECTION 2.13.    Payments and Computations. (a) Each Borrower shall make each payment hereunder (except with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency), irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent at the applicable Agent’s Account in same day funds. Each Borrower shall make each payment hereunder with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (at the Payment Office for such Committed Currency) on the day when due in such Committed Currency to the Agent, by deposit of such funds to the applicable Agent’s Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.11, 2.14 or 9.04(c)) to the applicable Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.18 or any Additional Commitment Lender becoming a Lender hereunder as a result of an extension of the Commitments pursuant to Section 2.19 and upon the Agent’s receipt of such Lender’s Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date or Extension Date, the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Assumption, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b)    All computations of interest based on clause (a) of the definition of Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all other computations of interest and of fees shall be made by the Agent on the basis of a year of 360 days (or, in each case of Advances denominated in Committed Currencies where market practice differs, in accordance with market practice), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)    Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d)    Unless the Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the higher of the Overnight Rate and the cost of funds incurred by the Agent in respect of such amount, plus any administrative, processing or similar fees customarily charge by the Agent in connection with the foregoing.

(e)    To the extent that the Agent receives funds for application to the amounts owing by any Borrower under or in respect of this Agreement or any Note in currencies other than the currency or currencies required to enable the Agent to distribute funds to the applicable Lenders in accordance with the terms of this Section 2.13, the Agent shall be entitled to convert or exchange such funds into from one currency into another currency to the extent necessary to enable the Agent to distribute such funds in accordance with the terms of this Section 2.13; provided that each Borrower and each of the Lenders hereby agree that the Agent shall not be liable or responsible for any loss, cost or expense suffered by such Borrower or such Lender as a result of any conversion or exchange of currencies affected pursuant to this Section 2.13(e) or as a result of the failure of the Agent to effect any such conversion or exchange; and provided further that the Borrowers agree to indemnify the Agent and each Lender, and hold the Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.13(e).

SECTION 2.14.    Taxes. (a) [Reserved].

(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)    Payment of Other Taxes by Borrowers. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(d)    Indemnification by Borrowers. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.07(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (e).

(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.14, such Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(g)    Status of Lenders.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Agent, at the time or times reasonably requested by the Company or the Agent, such properly completed and executed documentation reasonably requested by the Company or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Agent as will enable the Company or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(g)(ii)(A) and (ii)(B) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Borrower,

(A)    any Lender that is a U.S. Person shall deliver to the Company and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed copies of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(iii)    to the extent a Foreign Lender is not the beneficial owner, as determined under U.S. federal income tax principles, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(A)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Agent to determine the withholding or deduction required to be made; and

(B)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Agent as may be necessary for the Company and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Agent in writing of its legal inability to do so.

(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

SECTION 2.15.    Sharing of Payments, Etc. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Advances and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Advances and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances and other amounts owing them; provided that

(a)    any excess payment received by any Lender shall be shared on a pro rata basis with the other Lenders;

(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)    the provisions of this paragraph shall not be construed to apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation

SECTION 2.16.    Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances. Each Borrower agrees that upon notice by any Lender to such Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, such Borrower shall promptly execute and deliver to such Lender a Note payable to such Lender in a principal amount up to the Commitment of such Lender.

(b)    The Register maintained by the Agent pursuant to Section 9.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Assumption delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from such Borrower hereunder and each applicable Lender’s share thereof.

(c)    Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.

SECTION 2.17.    Use of Proceeds. The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) solely for general corporate purposes of such Borrower and its Subsidiaries.

SECTION 2.18.    Increase in the Aggregate Commitments. (a) The Company may, at any time but in any event not more than once in any calendar year prior to the Termination Date, by notice to the Agent, request that the aggregate amount of Commitments be increased by an amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof (each a “Commitment Increase”) to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the “Increase Date”) as specified in the related notice to the Agent; provided, however that (i) in no event shall the aggregate amount of the Commitments at any time exceed $2,500,000,000 and (ii) on the date of any request by the Company for a Commitment Increase and on the related Increase Date the applicable conditions set forth in Section 3.03 shall be satisfied.

(b)    The Agent shall promptly notify the Lenders of a request by the Company for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the “Commitment Date”). Each Lender that is willing to participate in such requested Commitment Increase (each an “Increasing Lender”) shall, in its sole discretion, give written notice to the Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment. If the Lenders notify the Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Company and the Agent.

(c)    Promptly following each Commitment Date, the Agent shall notify the Company as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Company may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of $10,000,000 or more.

(d)    On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.18(b) (each such Eligible Assignee, an “Assuming Lender”) shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.18(b)) as of such Increase Date; provided, however, that the Agent shall have received on or before such Increase Date the following, each dated such date:

(i)    (i)(A) certified copies of resolutions of the Board of Directors of the Company or the Executive Committee of such Board approving the Commitment Increase and the corresponding modifications to this Agreement and (B) an opinion of counsel for the Loan Parties (which may be in-house counsel), in a form reasonably satisfactory to the Agent;

(ii)    an assumption agreement from each Assuming Lender, if any, in form and substance reasonably satisfactory to the Company and the Agent (each an “Assumption Agreement”), duly executed by such Eligible Assignee, the Agent and the Company; and

(iii)    confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing reasonably satisfactory to the Company and the Agent.

On each Increase Date, upon fulfillment of the conditions set forth in Section 3.03 and in the immediately preceding sentence of this Section 2.18(d), the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Company, on or before 1:00 P.M. (New York City time), by telecopier, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date. Each Increasing Lender and each Assuming Lender shall, before 2:00 P.M. (New York City time) on the Increase Date, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Advances to be funded and held on a pro rata basis by the Lenders in accordance with their Ratable Shares.

SECTION 2.19.    Extension of Termination Date. (a) Requests for Extension. The Company may, by notice to the Agent (who shall promptly notify the Lenders) not earlier than 60 days and not later than 30 days prior to any anniversary of the Effective Date (the “Extension Date”), request that each Lender extend such Lender’s Termination Date for an additional one year from the Termination Date; provided, however that on the date of any request by the Company for an extension of the Termination Date and on the related Extension Date the applicable conditions set forth in Section 3.03 shall be satisfied; provided, further, that the Company may make no more than two requests to extend the Termination Date pursuant to this Section 2.19(a).

(b)    Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by written notice to the Agent given not later than 15 days later than the date of its receipt of such request (the “Notice Date”), advise the Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Termination Date (a “Non-Extending Lender”) shall notify the Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(c)    Notification by Agent. The Agent shall notify the Company of each Lender’s determination under Section 2.19(b) within three Business Days after the Notice Date.

(d)    Additional Commitment Lenders. The Company shall have the right on or before the Extension Date to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) with the approval of the Agent (which approval shall not be unreasonably withheld), each of which Additional Commitment Lenders shall have entered into an Assumption Agreement pursuant to which such Additional Commitment Lender shall, effective as of the Extension Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s existing Commitment hereunder on such date).

(e)    Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Termination Date and the additional Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the Extension Date, then, effective as of the Extension Date, the Termination Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date falling one year after the existing Termination Date (except that, if such date is not a Business Day, such Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement.

SECTION 2.20.    Defaulting Lenders. (a) If a Lender becomes, and during the period it remains, a Defaulting Lender, any amount paid by the Borrowers or otherwise received by the Agent for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Agent in a segregated non-interest bearing account until (subject to Section 2.20(c)) the termination of the Commitments and payment in full of all obligations of the Borrowers hereunder and will be applied by the Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to the Agent under this Agreement, second to the payment of post-default interest and then current interest due and payable to the Lenders hereunder other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, third to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fourth to pay principal then due and payable to the Non-Defaulting Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them, fifth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and sixth after the termination of the Commitments and payment in full of all obligations of the Borrowers hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.20 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)    No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.20, performance by any Loan Party of its obligations shall not be excused or otherwise modified as a result of the operation of this Section 2.20. The rights and remedies against a Defaulting Lender under this Section 2.20 are in addition to any other rights and remedies which the Company, any other Borrower, the Agent or any Lender may have against such Defaulting Lender.

(c)    If the Company and the Agent agree in writing in their reasonable determination that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Advances to be funded and held on a pro rata basis by the Lenders in accordance with their Ratable Shares, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

SECTION 2.21.    Mitigation Obligations; Replacement of Lenders.

(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 2.11, or requires a Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall (at the request of the Company) use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11 or 2.14, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 2.11, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14 and, in each case, such Lender has declined or is unable to designate a different Applicable Lending Office in accordance with Section 2.21(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.07), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.11 or Section 2.14) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)    the Company or the assignee assuming such obligations shall have paid to the Agent the assignment fee (if any) specified in Section 9.07;

(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 9.04(c)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)    in the case of any such assignment resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)    such assignment does not conflict with applicable law; and

(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.22.    Termination of Borrowers. Upon the payment and performance in full of all of the indebtedness, liabilities and obligations under this Agreement and the Notes of any Borrower other than the Company then, so long as at the time no Notice of Revolving Borrowing in respect of such Borrower is outstanding, such Borrower’s status as a “Borrower” shall terminate upon written notice to such effect from the Agent to the Lenders (which notice the Agent shall give promptly upon its receipt of a request therefor from the Company). Thereafter, the Lenders shall be under no further obligation to make any Advance hereunder to such Person; provided, however, that nothing in this Agreement shall prohibit or prevent the Company from designating any former Borrower as a Designated Subsidiary, so long as such designation is made in accordance with, and subject to the satisfaction of the conditions precedent set forth in, Section 9.09.

SECTION 2.23.    Benchmark Replacement. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of the LIBOR Screen Rate’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12- month tenor settings for the LIBOR Screen Rate. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a)    Replacing LIBOR Screen Rate. (i) On the earlier of (1) the date that all Available Tenors of the LIBOR Screen Rate have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (2) the Early Opt-in Effective Date, if the then-current Benchmark is the LIBOR Screen Rate, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(ii) If the LIBOR Screen Rate has been replaced by a Benchmark Replacement pursuant to clause (a)(i) of this Section and (I) the applicable Benchmark Replacement on the effectiveness of such replacement was a Benchmark Replacement other than the Benchmark Replacement provided for in clause (1)(a) of the definition of Benchmark Replacement, (II) subsequently, the Relevant Governmental Body recommends for use a forward-looking term rate based on SOFR for amounts denominated in Dollars and the Company requests that the Agent review the administrative feasibility of such recommended forward-looking term rate for purposes of this Agreement and (III) following such request from the Company, the Agent determines (in its sole discretion) that such forward looking term rate is administratively feasible for the Agent, then the Agent may (in its sole discretion) provide the Company and Lenders with written notice that from and after a date identified in such notice the rate determined in accordance with clause (1)(a) of the definition of “Benchmark Replacement” shall replace the then current Benchmark for all purposes hereunder; provided, however, that such forward looking term rate shall be deemed to be the forward looking term rate referenced in the definition of “Term SOFR” for all purposes hereunder or under any Loan Document in respect of any Benchmark setting and any subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document. For the avoidance of doubt, if the circumstances described in the immediately preceding sentence shall occur, all applicable provisions set forth in this Section 2.23 shall apply with respect to such election of the Agent as completely as if such forward-looking term rate was initially determined in accordance with clause (1)(a) of the definition of “Benchmark Replacement”, including, without limitation, the provisions set forth in clauses (c) and (f) of this Section 2.23.

(b)    Replacing Other and Future Benchmarks. Upon (i) the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any such Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders or (ii) an Early Opt-in Effective Date with respect to an Other Rate Early Opt-in Election, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. At any time that the administrator of any then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator or the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative and will not be restored, (i) with respect to amounts denominated in Dollars, the applicable Borrower may revoke any request for a borrowing of, conversion to or continuation of Advances to be made, converted or continued that would bear interest by reference to such Benchmark until the Company’s receipt of notice from the Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the applicable Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Advances and (ii) with respect to amounts denominated in any currency other than Dollars, the obligation of the Lenders to make or maintain Advances referencing such Benchmark in the affected currency shall be suspended (to the extent of the affected amounts or Interest Periods (as applicable)) and any outstanding Advances in such currency shall immediately or, in the case of a term rate at the end of the applicable Interest Period, be prepaid in full. During the period referenced in the foregoing sentence, if a component of the Base Rate is based upon the Benchmark, such component will not be used in any determination of the Base Rate.

(c)    Benchmark Replacement Conforming Changes. In connection with the implementation and administration of any Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d)    Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Company and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. For the avoidance of doubt, any notice required to be delivered by the Agent as set forth in this Section 2.23 may be provided, at the option of the Agent (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.23, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.23.

(e)    Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of any Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including Term SOFR or the LIBOR Screen Rate), then the Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(f)    Disclaimer. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (i) the administration, submission or any other matter related to the London interbank offered rate, the EURIBO Rate or other rates in the definition of “Eurocurrency Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (ii) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to the LIBOR Screen Rate, the EURIBO Rate or any other Benchmark or have the same volume or liquidity as did the LIBOR Screen Rate, the EURIBO Rate or any other Benchmark, (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this 2.23 including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by clause (d) above or otherwise in accordance herewith, other than, in the case of this clause (iii), any such responsibility or liability resulting from the Agent’s gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment and (iv) the effect of any of the foregoing provisions of this Section 2.23.

ARTICLE 3

CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01.    Conditions Precedent to Effectiveness of Section 2.01. The amendment and restatement of the Existing Credit Agreement pursuant to this Agreement shall become effective on and as of the first date (the “Effective Date”) on which all of the following conditions precedent have been satisfied (or waived in accordance with Section 9.01):

(a)    Each of the Borrowers, the Lenders and the Agent shall have delivered an executed counterpart to this Agreement.

(b)    The Company shall have paid all accrued fees and expenses of the Agent and the Lenders (including the accrued fees and expenses of counsel to the Agent) required to be paid pursuant to this Agreement, in the case of expenses, to the extent invoiced at least three Business Days prior to the Effective Date.

(c)    On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Company, dated the Effective Date, stating that:

(i)    The representations and warranties contained in Section 4.01 are true and correct in all material respects on and as of the Effective Date (unless qualified by materiality in which case are true and correct in all respects), and

(ii)    No event has occurred and is continuing that constitutes a Default.

(d)    The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance reasonably satisfactory to the Agent:

(i)    Notes to the extent requested by any Lender pursuant to Section 2.16 (to the extent requested at least three Business Days in advance of the Effective Date).

(ii)    Certified copies of the resolutions of the Board of Directors or other similar governing body of each Loan Party approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes, as applicable.

(iii)    A certificate of the Secretary or an Assistant Secretary or comparable officer of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

(iv)    A favorable opinion of (A) Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company and (B) Heussen, local counsel for the Dutch Loan Parties, each in a form reasonably satisfactory to the Agent and as to such other matters as any Lender through the Agent may reasonably request.

(e)    Each of the Lenders shall have received, at least three Business Days in advance of the Effective Date, all documentation and other information, as has been reasonably requested in writing at least ten Business Days prior to the Effective Date, required by Governmental Authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including as required by the Patriot Act and a Beneficial Ownership Certification if such Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

SECTION 3.02.    Initial Advance to Each Designated Subsidiary. The obligation of each Lender to make an initial Advance to each Designated Subsidiary is subject to the receipt by the Agent on or before the date of such initial Advance of each of the following, in form and substance reasonably satisfactory to the Agent:

(a)    The Notes of such Designated Subsidiary to the extent requested by any Lender pursuant to Section 2.16.

(b)    Certified copies of the resolutions of the Board of Directors or other similar governing body of such Designated Subsidiary (with a certified English translation if the original thereof is not in English) approving this Agreement and the Notes to be delivered by it, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes, as applicable.

(c)    A certificate of a proper officer of such Designated Subsidiary certifying the names and true signatures of the officers of such Designated Subsidiary authorized to sign its Designation Agreement and the Notes to be delivered by it and the other documents to be delivered by it hereunder.

(d)    A Designation Agreement duly executed by such Designated Subsidiary and the Company.

(e)    Favorable opinions of counsel (which may be in-house counsel) to such Designated Subsidiary in a form reasonably satisfactory to the Agent, and as to such other matters as any Lender through the Agent may reasonably request.

(f)    All documentation and other information reasonably requested by any Lender to satisfy the requirements of Governmental Authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including as required by the Patriot Act and a Beneficial Ownership Certification if such Designated Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

SECTION 3.03.    Conditions Precedent to Each Borrowing, Commitment Increase and Commitment Extension. The obligation of each Lender to make an Advance on the occasion of each Borrowing, each Commitment Increase pursuant to Section 2.18 and each extension of Commitments pursuant to Section 2.19 shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing or the applicable Increase Date or Extension Date (as the case may be), the following statements shall be true (and each of the giving of the applicable Notice of Revolving Borrowing, the request for Commitment Increase or the request for Commitment extension and the acceptance by any Borrower of the proceeds of such Borrowing or such Increase Date or such Extension Date, as the case may be, shall constitute a representation and warranty by such Borrower that on the date of such Borrowing or such Increase Date or Extension Date such statements are true):

(i)    the representations and warranties contained in Section 4.01 (except, in the case of Borrowings, the representations set forth in subsection (e) thereof and in subsection (f) thereof) are correct in all material respects (unless qualified by materiality in which case are true and correct in all respects) on and as of such date (except for those representations and warranties that specifically relate to a prior date, which shall have been correct on such prior date), before and after giving effect to such Borrowing, such Commitment Increase or such Commitment extension and to the application of the proceeds therefrom, as though made on and as of such date, and additionally, if such Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Agreement are correct in all material respects (unless qualified by materiality in which case are true and correct in all respects) on and as of the date of such Borrowing, before and after giving effect to such Borrowing, such Commitment Increase or such Commitment extension (except for those representations and warranties that specifically relate to a prior date, which shall have been correct on such prior date) and to the application of the proceeds therefrom, as though made on and as of such date, and

(ii)    no event has occurred and is continuing, or would result from such Borrowing, such Commitment Increase or such Commitment extension or from the application of the proceeds therefrom, that constitutes a Default.

SECTION 3.04.    Determinations Under Section 3.01 and 3.02. For purposes of determining compliance with the conditions specified in Section 3.01 or 3.02, as the case may be, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Company, by notice to the Lenders, designates as the proposed Effective Date or the date of the initial Advance to the applicable Designated Subsidiary, as the case may be, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date and each date of initial Advance to a Designated Subsidiary, as applicable, and such notice shall be conclusive and binding.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.    Representations and Warranties of the Company. The Company represents and warrants as follows:

(a)    Status. Each Loan Party is duly organized or duly incorporated (as the case may be), validly existing and in good standing (if applicable) under the laws of its jurisdiction of incorporation or organization.

(b)    Power and Authority. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby, are within such Loan Party’s corporate powers, have been duly authorized by all necessary corporate action, and do not conflict with (i) such Loan Party’s charter, by-laws or other constitutive documents or (ii) any law or (iii) any material contractual restriction, or to the knowledge of the Company, any other contractual restriction, binding on or affecting such Loan Party.

(c)    Validity and Admissibility in Evidence. All Authorizations required (i) for the due execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party or (ii) to make the Loan Documents to which any Loan Party is a party admissible in evidence in its jurisdiction of incorporation have been obtained or effected and are in full force and effect.

(d)    Binding Obligations. Each Loan Document once delivered will have been duly executed and delivered by each Loan Party party thereto and each Loan Document once delivered will be the legal, valid and binding obligation of each Loan Party party thereto enforceable against it in accordance with its terms except to the extent that such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and may be subject to the discretion of courts with respect to the granting of equitable remedies and to the power of courts to stay proceedings for the execution of judgments.

(e)    Financial Statements. The Consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2020, and the related Consolidated statements of income and comprehensive income and of cash flows of the Company and its Subsidiaries for the financial year then ended, accompanied by an opinion of the Company’s auditors, copies of which have been furnished to each Lender, fairly present in all material respects the Consolidated financial condition of the Company and its Subsidiaries as at such date and the Consolidated results of the operations of the Company and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied. Since December 31, 2020, there has been no Material Adverse Change.

(f)    No Proceedings Pending or Threatened. There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) except as disclosed in the Disclosure Documents (excluding any risk factor disclosure contained in a “risk factors” section (other than any factual information contained therein) or in any “forward-looking statements” legend or other similar disclosures included therein to the extent they are similarly predictive or forward-looking in nature), could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Loan Documents or the consummation of the transactions contemplated thereby.

(g)    Margin Stock Regulations. No Loan Party is engaged, principally or as one of its important activities, in the business of extending and no Loan Party will, principally or as one of its important activities, extend credit for the purpose of purchasing or carrying margin stock (within the meaning of the United States Regulation U issued by the Board of Governors of the United States Federal Reserve System (“Regulation U”)), and no proceeds of any Advances will be used directly or indirectly to purchase or carry any margin stock, or to extend credit to others for the purpose of purchasing or carrying any margin stock, in violation of Regulation U.

(h)    Investment Company. No Loan Party is required to be registered as an “investment company” under the Investment Company Act of 1940.

(i)    No Misleading Information. All written or formally presented information (including the information contained in the Information Memorandum) taken as a whole and other than projections, estimates and other forward-looking materials and information of a general economic or industry nature supplied by the Company or any of the Company’s Subsidiaries to the Agent or any Lender is true, complete and accurate in all material respects as at the date it was given and is not misleading in any material respect (after giving effect to any supplements and updates provided thereto).

(j)    Dutch Banking Act. Each Dutch Loan Party is in compliance with the Dutch Financial Supervision Act (Wet op het financieel toezicht) and any regulations issued pursuant thereto (including, but not limited to, the Policy Guidelines and Exemption Regulation).

(k)    Tax Status. No notice under Section 36 of the Tax Collection Act (Invorderingswet 1990) has been given by any Subsidiaries of the Company incorporated in the Netherlands.

(l)    Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable anti-money laundering laws and Sanctions, and the Company, its Subsidiaries and their respective directors, officers and, to the knowledge of the Company, its and its Subsidiaries’ employees and agents, when acting on behalf of the Company, are in compliance with Anti-Corruption Laws and applicable anti-money laundering laws and Sanctions in all material respects. None of (a) the Company, any Subsidiary or any of their respective directors or officers or (b) to the knowledge of the Company, any employee or agent of the Company or any Subsidiary that will act in any capacity in connection with this Agreement established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will result in a violation of Anti-Corruption Laws or applicable anti-money laundering laws or Sanctions.

(m)    Disclosure. As of the Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

(n)    Patriot Act. The Company is in compliance in all material respects with applicable provisions of the Patriot Act.

ARTICLE 5

COVENANTS OF THE COMPANY

SECTION 5.01.    Affirmative Covenants. From and after the Effective Date and for so long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder:

(a)    Authorization. Each Loan Party shall promptly (i) obtain, comply with and do all that is necessary to maintain in full force and effect; and (ii) supply certified copies to the Agent of, any Authorization required under any law or regulation of its jurisdiction of incorporation to enable it to perform all of its payment and other material obligations under any Loan Document to which it is a party and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Loan Document.

(b)    Compliance with Laws. Each Loan Party shall comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws and Environmental Permits, except where (i) non-compliance would not, in the aggregate, have a Material Adverse Effect or (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings. The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable anti-money laundering laws and Sanctions.

(c)    Taxes. Each Loan Party shall pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become overdue, (i) all material Taxes, assessments and governmental charges or levies imposed upon it or upon its assets and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its assets; provided, however, that no Loan Party nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP.

(d)    Maintenance of Insurance. Each Loan Party shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Loan Parties or such Subsidiary operates; provided, however, that each of the Loan Parties and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which the Loan Parties or such Subsidiary operates and to the extent consistent with prudent business practice.

(e)    Preservation of Corporate Existence, Etc. Each Loan Party shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that each of the Loan Parties and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(b) (including for the avoidance of doubt, the Neptune Transactions); provided further that neither the Loan Parties nor any of their Subsidiaries shall be required to preserve any right or franchise if the preservation thereof is no longer desirable in the conduct of the business of the relevant Loan Party or its Subsidiaries, and that the loss thereof is not disadvantageous in any material respect to the relevant Loan Party or its Subsidiaries or the Lenders.

(f)    Keeping of Books. Each Loan Party shall keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Loan Parties and each such Subsidiary in accordance with, and to the extent required by, generally accepted accounting principles in effect from time to time.

(g)    Maintenance of Properties, Etc. Each Loan Party shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition (ordinary wear and tear excepted), except where failure to do so would not result in a Material Adverse Effect.

(h)    Reporting Requirements. The Company shall furnish to the Agent (which shall make available to the Lenders):

(i)    as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, the Consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related Consolidated statements of income and comprehensive income and of cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments and the absence of footnotes) by a financial officer of the Company as having been prepared in accordance with generally accepted accounting principles in effect at such date and a certificate of a financial officer of the Company as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Company shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

(ii)    as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, containing the Consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related Consolidated statements of income and comprehensive income and of cash flows of the Company and its Subsidiaries for such fiscal year, in each case accompanied by an opinion by PricewaterhouseCoopers LLP or other independent public accountants of comparable size and of international reputation (which opinion shall be unqualified as to going concern and scope of audit) and a certificate of a financial officer of the Company as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Company shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

(iii)    as soon as possible and in any event within five days after the occurrence of each Default continuing on the date of such statement, a statement of an officer of the Company setting forth details of such Default and the action that the Company or the applicable Loan Party has taken or proposes to take with respect thereto;

(iv)    promptly after the sending or filing thereof, copies of all material reports that the Company sends to any of its securityholders, and copies of all material reports and registration statements that the Company or any Subsidiary of the Company files with the Securities and Exchange Commission or any national securities exchange;

(v)    promptly after the commencement thereof, notice of all material actions and proceedings before any court, governmental agency or arbitrator affecting the Company or any of its Subsidiaries of the type described in Section 4.01(f); and

(vi)    such other information respecting the Company or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

Reports and financial statements required to be delivered by the Loan Parties pursuant to paragraphs (i), (ii) and (iv) of this Section 5.01(h) shall be deemed to have been delivered on the date on which the Company posts such reports, or reports containing such financial statements, on its website on the Internet at www.iff.com (or any successor website) or is made publicly available on the United States Securities and Exchange Commission’s EDGAR database.

(i)    Visitation Rights. Each Loan Party shall, at any reasonable time and with reasonable prior notice and from time to time, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Loan Party and any of its Subsidiaries, and to discuss the affairs, finances and accounts of such Loan Party and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants; provided however, rights of the Agent and the Lenders shall not extend to any information covered by attorney-client or other legal privilege or to the extent the exercise of such inspection rights would reasonably be expected to result in violation or other breach of any third-party confidentiality agreements). Unless an Event of Default has occurred and is continuing, the Agent and the Lenders shall be limited to one visit in any year, to be coordinated through the Agent.

SECTION 5.02.    Negative Covenants. From and after the Effective Date and for so long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder:

(a)    Liens, Etc. No Loan Party shall create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

(i)    Permitted Liens;

(ii)    purchase money Liens upon or in any real property or equipment acquired or held by the Company or any Subsidiary in the ordinary course of business to secure the purchase price of such real property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such real property or equipment, or Liens existing on such real property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such real property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any assets of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any assets not theretofore subject to the Lien being extended, renewed or replaced, provided further that the aggregate principal amount of the indebtedness secured by the Lien referred to in this paragraph (ii) shall not exceed $250,000,000 (or its equivalent in another currency or currencies) at any time outstanding;

(iii)    Liens on assets of a Person (including the Persons acquired in connection with the Palate Transactions and the Neptune Transactions) existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Company or such Subsidiary or acquired by the Company or such Subsidiary;

(iv)    other Liens securing Debt or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $500,000,000 (or its equivalent in another currency or currencies) and (y) 15% of Consolidated Net Tangible Assets;

(v)    the replacement, extension or renewal of any Lien permitted by paragraph (iii) above, provided that such replacement, extension or renewal shall not extend to or cover any assets not subject to the Lien being replaced, extended or renewed and provided further that the grantor of the Lien as obligor of the relevant Debt shall not change and the amount of the Debt secured thereby shall not increase as a result of such replacement, extension or renewal;

(vi)    any Liens or pledges for the benefit of the Company or any of its Subsidiaries arising by reason of deposits to qualify the Company or any of its Subsidiaries to maintain self-insurance;

(vii)    any Lien with respect to judgments and attachments that do not result in an Event of Default;

(viii)    Liens or assignments of accounts receivable arising in the ordinary course of business under supply chain financing arrangements;

(ix)    Liens existing on the date of this Agreement granted by the Company or any of its Subsidiaries and securing Debt or other obligations outstanding on the date of this Agreement, as set forth on Schedule 5.02(a); and

(x)    any Liens arising in connection with customary escrow arrangements with Lenders and other financing sources or any Agent with respect to Debt to fund the Neptune Transactions pending consummation of the Neptune Transactions.

(b)    Mergers, Etc. No Loan Party shall merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Company and its Subsidiaries, taken as a whole, to any person, or permit any of its Subsidiaries to do so, except that:

(i)    any Subsidiary of the Company may merge or consolidate with or into any other Subsidiary of the Company or an entity that will substantially concurrently therewith become a Subsidiary of the Company (provided if such merger or consolidation involves a Loan Party, a Loan Party shall be the surviving entity or successor) or dispose of its assets to any other Subsidiary of the Company (provided that if a Loan Party is disposing of such assets, it disposes of them to another Loan Party);

(ii)    any Subsidiary of the Company may merge into or dispose of assets to the Company;

(iii)    the liquidation or reorganization of any Subsidiary of the Company which is not a Loan Party is permitted so long as any payments or assets distributed as a result of such liquidation or reorganization are distributed to the Company or its Subsidiaries;

(iv)    each of the Loan Parties may merge with any other Person organized under the laws of the same country of organization as such Loan Party so long as (i) the surviving entity expressly assumes the obligations of the relevant Loan Party hereunder and (ii) legal opinions in form and content reasonably satisfactory to the Agent have been delivered to the Agent; provided that the Company shall provide not less than five Business Days’ notice of any such merger, and if such merger obligates the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall, promptly upon the request of the Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Agent or any Lender in order for the Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations and a Beneficial Ownership Certification if such Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation; and

(v)    a Loan Party may dispose of an asset to a Person which is not the Company or any of its Subsidiaries on terms that such asset is to be reacquired by the Company or any of its Subsidiaries (a “Reacquisition Sale and Leaseback Transaction”); provided that the principal obligations of the Company or such Subsidiary, as applicable, when aggregated with the principal obligations of the Company and its Subsidiaries in respect of all other Reacquisition Sale and Leaseback Transactions entered into after the date hereof, do not exceed $300,000,000 (or its Equivalent in another currency or currencies), provided, in each case, that no Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom; provided further that notwithstanding anything to the contrary in this Section 5.02(b), (x) the Palate Acquisition and (y) the Neptune Transactions shall be permitted.

(c)    [Reserved]

(d)    Change in Nature of Business. No Loan Party shall make, or permit any of its Subsidiaries to make, any material change (other than pursuant to the Neptune Transactions) in the nature of the business of the Company and its Subsidiaries, taken as a whole, as carried on at the date hereof.

(e)    Subsidiary Debt. No Loan Party shall permit any of its Subsidiaries to create, or suffer to exist, any Debt other than:

(i)    Debt owed to the Company or to a wholly-owned Subsidiary of the Company;

(ii)    Debt (not falling within the other paragraphs of this Section 5.02(e)) aggregating for all of the Company’s Subsidiaries not more than $1,750,000,000 (or its equivalent in another currency or currencies) at any one time outstanding;

(iii)    endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(iv)    Debt owed pursuant to the Loan Documents;

(v)    Debt which is effectively subordinated to the payment obligations of the Loan Parties to the Lenders hereunder to the reasonable satisfaction of the Agent;

(vi)    Debt under any Hedge Agreements entered into with any Lender or any Affiliate of any Lender for the purpose of hedging risks associated with the Company and its Subsidiaries’ operations (including, without limitation, interest rate and foreign exchange and commodities price risks) in the ordinary course of business consistent with past practice and not for speculative purposes;

(vii)    Debt arising as a result of a Subsidiary of the Company entering into a Reacquisition Sale and Leaseback Transaction; provided that the principal obligations of such Subsidiary, when aggregated with the principal obligations of the Company and its Subsidiaries in respect of all other Reacquisition Sale and Leaseback Transactions entered into after the date hereof, do not exceed $300,000,000 (or its Equivalent in another currency or currencies);

(viii)    [reserved];

(ix)    Guarantees by any Subsidiary of Debt otherwise permitted pursuant to this Section 5.02(e);

(x)    [reserved]; and

(xi)    Guarantees by Neptune of Debt of the Company in an aggregate principal amount not to exceed $250,000,000.

(f)    Use of Proceeds. No Loan Party will request any Borrowing, and no Loan Party shall use, and each Loan Party shall procure that its Subsidiaries and its and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing, or lend, contribute or otherwise make available such proceeds to any Person (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or otherwise, in each case in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.03.    Financial Covenant. So long as any Advance shall remain unpaid, or any Lender shall have any Commitment hereunder, the Company shall maintain a Leverage Ratio as of the end of any Relevant Period of not more than: (i) 4.75 to 1.00 until and including the end of the fiscal quarter ending on December 31, 2021, (ii) then 4.50 to 1.00 until and including the end of the fiscal quarter ending on September 30, 2022, (iii) 3.75 to 1.00 until and including the end of the fiscal quarter ending on June 30, 2023 and (iv) 3.50 to 1.00 as of the end of any Relevant Period ending thereafter; provided that, commencing after the end of the fiscal quarter ending on June 30, 2023, if the Company or any of its Subsidiaries consummates an acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, for which it paid at least $500,000,000 in consideration (a “Qualifying Acquisition”), the maximum Leverage Ratio shall step up to no greater than 3.75 to 1.00 for the three full fiscal quarters after such Qualifying Acquisition, which shall be reduced to 3.50 to 1.00 after the end of the third full fiscal quarter after such Qualifying Acquisition.

ARTICLE 6

EVENTS OF DEFAULT

SECTION 6.01.    Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a)    Non-payment. The Company or any other Borrower shall fail to pay any principal of any Advance when the same becomes due and payable after the same becomes due and payable; or the Company or any other Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or

(b)    Misrepresentation. Any representation or warranty made by the Company herein or by any Borrower (or any of its officers) in connection with any Loan Document or by any Designated Subsidiary in the Designation Agreement pursuant to which such Designated Subsidiary became a Borrower hereunder shall prove to have been incorrect in any material respect when made; or

(c)    Other Obligations. (i) The Company or its applicable Subsidiary shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(e), 5.01(h)(iii), 5.02 or 5.03, or (ii) the Company or its applicable Subsidiary shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Agent or any Lender; or

(d)    Cross Default. The Company or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $250,000,000 in the aggregate of the Company or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof,; or

(e)    Insolvency. Any Loan Party or any of the Company’s Significant Subsidiaries shall (i) generally not pay its debts as such debts become due, (ii) admit in writing its inability to pay its debts generally, (iii) make a general assignment for the benefit of creditors; or (iv) any proceeding shall be instituted by or against any Loan Party or any of the Company’s Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Loan Party or any of the Company’s Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

(f)    Judgments. Judgments or court orders for the payment of money in excess of $250,000,000 in the aggregate shall be rendered against the Company or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or court order or (ii) there shall be any period of 30 consecutive days during which such judgment or court order shall not have been satisfied, vacated or stayed by reason of a pending appeal or otherwise; provided, however, that any such judgment or court order shall not be an Event of Default under this subsection (f) if and for so long as (i) the amount of such judgment or court order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least “A-” by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or court order; or

(g)    Change of Control or Ownership. (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Company; or (ii) during any period of up to 24 consecutive months, commencing on the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Company (together with any successors appointed, nominated or elected by such directors in the ordinary course) shall cease for any reason to constitute a majority of the board of directors of the Company; provided that the consummation of the Neptune Transactions shall not constitute an Event of Default under this clause (g); or

(h)    ERISA. The Company or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur, liability in excess of $250,000,000 in the aggregate as a result of one or more of the following (and in each case (i) through (iii), only if such event or condition, together with all other such events or condition, if any, would reasonably be expected to have a Material Adverse Effect): (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Company or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; or

(i)    Guaranty. So long as any Subsidiary of the Company is a Borrower, except to the extent in accordance with the terms of this Agreement, (w) any material provision of Article VII hereof or ceases to be in full force and effect, (x) the Company or any of its Subsidiaries contests in writing the validity or enforceability of Article VII hereof, (y) the Company denies in writing that it has any or further liability or obligation under Article VII hereof or (z) the Company revokes, terminates or rescinds in writing Article VII hereof;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by written notice to the Borrowers, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by written notice to the Borrowers, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Company or any other Borrower under the Federal Bankruptcy Code or any other Bankruptcy Law, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

ARTICLE 7

GUARANTY

SECTION 7.01.    Unconditional Guaranty. The Company hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of each other Borrower now or hereafter existing under or in respect of this Agreement and the Notes (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, reasonable and documented fees and expenses of counsel) incurred by the Agent or any Lender in enforcing any rights under this Agreement. Without limiting the generality of the foregoing, the Company’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Borrower to the Agent or any Lender under or in respect of this Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Borrower. The guaranty set forth in this Article 7 is a guaranty of payment and not merely a guaranty of collection.

SECTION 7.02.    Guaranty Absolute. The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. The obligations of the Company under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Borrower under or in respect of this Agreement and the Notes, and a separate action or actions may be brought and prosecuted against the Company to enforce this Guaranty, irrespective of whether any action is brought against any other Borrower or whether any other Borrower is joined in any such action or actions. The liability of the Company under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Company hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a)    any lack of validity or enforceability of this Agreement, any Note or any agreement or instrument relating thereto;

(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Borrower under or in respect of this Agreement and the Notes, or any other amendment or waiver of or any consent to departure from this Agreement or any Note, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower or any of their Subsidiaries or otherwise;

(c)    any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d)    any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any Borrower under this Agreement and the Notes or any other assets of any Borrower or any of their Subsidiaries;

(e)    any change, restructuring or termination of the corporate structure or existence of any Borrower or any of their Subsidiaries;

(f)    any failure of the Agent or any Lender to disclose to the Company any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower now or hereafter known to the Agent or such Lender (the Company waiving any duty on the part of the Agent and the Lenders to disclose such information);

(g)    the failure of any other Person to execute or deliver this Guaranty or any other guaranty or agreement or the release or reduction of liability of the Company or any other guarantor or surety with respect to the Guaranteed Obligations; or

(h)    any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, any Borrower or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any Lender or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower (other than the Company) or otherwise, all as though such payment had not been made.

SECTION 7.03.    Waivers and Acknowledgments. (a) The Company hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any other Borrower or any other Person or any collateral.

(b)    The Company hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c)    The Company hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Agent or any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Company or other rights of the Company to proceed against any other Borrower, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Company hereunder.

(d)    The Company hereby unconditionally and irrevocably waives any duty on the part of the Agent or any Lender to disclose to the Company any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower or any of their Subsidiaries now or hereafter known by the Agent or such Lender.

(e)    The Company acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the Notes and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

SECTION 7.04.    Subrogation. The Company hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Company’s obligations under or in respect of this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any Lender against any other Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments shall have expired or been terminated. If any amount shall be paid to the Company in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Agent and the Lenders, shall be segregated from other property and funds of the Company and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Agreement and the Notes, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Company shall make payment to the Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and (iii) the Termination Date shall have occurred, the Agent and the Lenders will, at the Company’s request and expense, execute and deliver to the Company appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Company of an interest in the Guaranteed Obligations resulting from such payment made by the Company pursuant to this Guaranty.

SECTION 7.05.    Subordination. The Company hereby subordinates any and all debts, liabilities and other obligations owed to the Company by any other Borrower (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.05:

(a)    Prohibited Payments, Etc. Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Borrower), the Company may receive regularly scheduled payments from such Borrower on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Borrower), however, unless the Required Lenders otherwise agree, the Company shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b)    Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to such Borrower, the Company agrees that the Agent and the Lenders shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before the Company receives payment of any Subordinated Obligations.

(c)    Turn-Over. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Borrower), the Company shall, if the Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Agent and the Lenders and deliver such payments to the Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Company under the other provisions of this Guaranty.

(d)    Agent Authorization. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Borrower), the Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Company, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require the Company (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

SECTION 7.06.    Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the Termination Date, (b) be binding upon the Company, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agent and the Lenders and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, the Agent or any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Agent or such Lender herein or otherwise, in each case as and to the extent provided in Section 9.07.

ARTICLE 8

THE AGENT

SECTION 8.01.    Appointment and Authority. Each of the Lenders hereby irrevocably appoints Citibank to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the Lenders, and neither the Company nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions (except as explicitly provided for in Section 8.06). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 8.02.    Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03.    Exculpatory Provisions. (a) The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent:

(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; provided, further, the Agent may seek clarification or direction from the Required Lenders (or such other number or percentage of the Lenders as the Agent shall reasonably determine) prior to the exercise of any directed actions and may refrain from taking any such directed actions until such clarification or direction that is reasonably satisfactory to the Agent is received; and

(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

(b)    The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.01 and 6.01), or (ii) in the absence of its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent in writing by a Borrower or a Lender.

(c)    The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

(d)    Nothing in this Agreement or any other Loan Document shall require the Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or any of its Related Parties.

SECTION 8.04.    Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. The Agent may consult with legal counsel (who may be counsel for the Company or any other Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05.    Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more other sub-agents appointed by the Agent. The Agent and any other such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any other such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub-agents.

SECTION 8.06.    Resignation of Agent. (a) The Agent may at any time give notice of its resignation to the Lenders, the Company and the other Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with and subject, so long as no Event of Default is continuing, to the approval of the Company (such approval not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States and the United Kingdom, or an Affiliate of any such bank with an office in the United States and the United Kingdom. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)    If the Person serving as Agent is a Defaulting Lender pursuant to clause (v) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Agent and, in consultation with and subject, so long as no Event of Default is continuing, to the approval of the Company (such approval not to be unreasonable withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments owed to the retiring or removed Agent), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

SECTION 8.07.    Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08.    No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Bookrunners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent or a Lender hereunder.

SECTION 8.09.    Erroneous Payments.

(a)    If the Agent notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Overnight Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)    Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)    (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)    such Lender shall (and shall cause any other recipient that receives funds on its behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 8.09(b).

(c)    Each Lender hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Agent to such Lender from any source, against any amount due to the Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with the immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Advances (but not its Commitments) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Advances (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance), and is hereby (together with the Company) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an approved electronic platform as to which the Agent and such parties are participants) with respect to such Erroneous Payment    Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Advances to the Company or the Agent, (ii) the Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Agent may reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. The Agent may, in its discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Advance (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Agent has sold an Advance (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency.

(e)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Company or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Company or any other Loan Party for the purpose of making such Erroneous Payment.

(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)    Each party’s obligations, agreements and waivers under this Section 8.09 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all of the obligations (or any portion thereof) under any Loan Document.

ARTICLE 9

MISCELLANEOUS

SECTION 9.01.    Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by (a) all the Lenders, do any of the following: (i) waive any of the conditions specified in Section 3.01, (ii) change the definition of “Required Lenders” or the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (iii) release the Company from any of its obligations under Article VII, (iv) change Section 2.15 in a manner that would alter the pro rata sharing of payments required thereby or (v) amend this Section 9.01; or (b) each Lender directly affected thereby, do any of the following: (i) increase the Commitments of the Lenders other than in accordance with Section 2.18 or extend the Termination Date with respect to a Lender other than in accordance with Section 2.19, (ii) reduce the principal of, or rate of interest on, the Advances or any fees or other amounts payable hereunder or (iii) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder other than in accordance with Section 2.19; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

SECTION 9.02.    Notices, Etc. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email or facsimile as follows:

(i)    if to the Company or any other Loan Party, to it at 521 W. 57th Street, New York, New York, 10019, Attention of Treasurer (Facsimile No. (212) 708-7130; Telephone No. (212) 708-7231; E-mail: John.Taylor@iff.com);

(ii)    if to the Agent, to Citibank, N.A. at One Penns Way, Ops II, Floor 2, New Castle, Delaware, 19720, Attention of Bank Loan Syndications (Facsimile No. (646) 274-5080; E-mail: glagentofficeops@citi.com, with a copy to Agency Operations, Email: AgencyABTFSupport@citi.com and a copy to David Jaffe, E-mail: david.jaffe@citi.com); and

(iii)    if to a Lender, to it at its address (or facsimile number or e-mail) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)    Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d)    Platform.

(i)    Each Loan Party agrees that the Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Company’s or the Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

SECTION 9.03.    No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04.    Costs and Expenses. (a) Costs and Expenses. The Company shall pay upon demand and presentation of a statement of account (i) all reasonable and documented out-of-pocket expenses incurred by the Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of one New York counsel for the Agent, and one local counsel to the Agent in each relevant jurisdiction) in connection with the syndication of the Facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof and (ii) all reasonable and documented out-of-pocket expenses incurred by the Agent, any Lender (including the reasonable and documented fees, charges and disbursements any counsel for the Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 9.04(a), or (B) in connection with the Advances made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b)    Indemnification by the Company. The Company shall indemnify the Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee but excluding loss of anticipated profits, business or anticipated savings), incurred by any Indemnitee or asserted against any Indemnitee by any Person other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Advance or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials at, on, under, in, to or from any property currently or, to the extent of liability of or related to the Company or any of its Subsidiaries with respect to such property, formerly owned, leased or operated by the Company or any of its Subsidiaries, any Environmental Action related in any way to the Company or any of its Subsidiaries or any other liability of or related to the Company or any of its Subsidiaries related to Environmental Laws, Environmental Permits or Hazardous Materials, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that any such indemnity as provided in this Section 9.04(b) shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties or (y) a material breach of the obligations under this Agreement of such Indemnitee or (B) are related to any investigation, litigation, or proceeding (each, a “Proceeding”) that does not arise from any act or omission by the Company and that is brought by any Indemnitee against any other Indemnitee (other than any claims against the Agent in its capacity or in fulfilling its role as agent with respect to this Agreement and other than any claims arising out of any act or omission on the part of the Company or its affiliates); provided that the Agent and the Arrangers to the extent fulfilling their respective roles as an agent or arranger under or in connection with this Agreement and in their capacities as such, shall remain indemnified in respect of such Proceedings to the extent that none of the exceptions set forth in any of clauses (x) or (y) of clause (A) above applies to such Person at such time; provided further that any legal expenses shall be limited to one counsel for all indemnified parties taken as a whole and if reasonably necessary, a single local counsel for all indemnified parties taken as a whole in each relevant jurisdiction (which may be a single local counsel acting in multiple jurisdictions) and, solely in the case of an actual or perceived conflict of interest among the Agent, the Arrangers and the Lenders, one additional counsel in each relevant jurisdiction to each group of affected indemnified parties similarly situated taken as a whole). This Section 9.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)    Breakage Indemnity. If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance is made by any Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance as a result of a payment or Conversion, acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Company pursuant to Section 2.21(b), or if any Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, the applicable Borrower shall, upon written demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it reasonably incurs as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

(d)    Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Agent or any Related Party of the Agent, each Lender severally agrees to pay to the Agent or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, shall have been incurred by or asserted against the Agent in its capacity as such, or against any Related Party of the Agent acting for the Agent in its capacity as such; provided, further, that no Lender shall be liable for any portion of such losses, claims, damages, liabilities or related expenses to the extent they are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of the Agent or any Related Party, as applicable. The obligations of the Lenders under this paragraph (c) are several, and the failure of any Lender to perform its obligations under this paragraph (c) shall not affect any other Lender’s obligations under this paragraph nor shall any Lender be responsible for the failure of any other Lender to perform its obligations under this paragraph.

(e)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and each hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages, including without limitation, any loss of profits, business or anticipated savings (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance, or the use of the proceeds thereof; provided that nothing in this clause (e) shall relieve any Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No party hereto shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(f)    Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

(g)    Survival. Each party’s obligations under Section 2.11, Section 2.14 and this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

SECTION 9.05.    Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law and subject to exceptions of mandatory law in the country of incorporation of each Borrower, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Company or any other Loan Party against any and all of the obligations of the Company or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Company and the Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.06.    Binding Effect. On the Effective Date, this Agreement shall become effective and shall be binding upon and inure to the benefit of the Company, each other Borrower, the Agent and each Lender and their respective successors and assigns, except that neither the Company nor any other Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Lenders, except as otherwise permitted by this Agreement, including without limitation, Section 5.02(b).

SECTION 9.07.    Assignments and Participations. (a) Successors and Assigns Generally. No Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Advances at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned, provided, however, that an assignment of an amount made available to a Dutch Loan Party shall at all times be provided by a Lender that is a Non-Public Lender; and

(B)    in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advances or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)    the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within ten Business Days after having received written notice thereof; and

(B)    the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire.

(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) any Borrower or any of its Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural Person).

(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Company and the Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances in accordance with its Ratable Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.11 and 9.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)    Register. The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural Person) or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) the Participant is a Non-Public Lender. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.04(d) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.01 that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.11, 9.04(c) and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.14(g) (it being understood that the documentation required under Section 2.14(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.21 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.11 or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 2.21(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.05 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Agent and the Company (an “SPC”) the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Advance; and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including their obligations under Section 2.14); (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable (which indemnity or similar payment obligation should be retained by the Granting Lender); and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (x) with notice to, but without prior consent of the Company and the Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Advance to the Granting Lender and (y) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. No Borrower shall be required to pay any amount under Sections 2.11, 2.12, 2.14, 9.04(a), (b) and (c) that is greater than the amount which it would have been required to pay had no grant been made by a Granting Lender to a SPC.

SECTION 9.08.    Confidentiality. Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that, in such case and in the case of clauses (b) and (c) above, the Agent or such Lender, as applicable, shall notify the Company promptly thereof prior to disclosure of such Information, to the extent practicable and it is not prohibited from doing so by any law or regulation or by such subpoena or legal process and except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any Note or any action or proceeding relating to this Agreement or any Note or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement (it being understood that such actual or prospective party will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) any actual or prospective risk protection provider or party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap, derivative or other transaction under which payments are to be made by reference to the Company and its obligations, this Agreement or payments hereunder (it being understood that such actual or prospective assignee or participant will be informed of the confidential nature of such Information and instructed to keep such Information confidential on terms not less favorable than the provisions hereof in accordance with the standard syndication processes of the Arrangers or customary market standards for the dissemination of such Information), (iii) any rating agency on a confidential basis (limited to the information contained in this Agreement), (iv) the CUSIP Service Bureau or any similar organization or (v) to market data collectors, similar service providers to the lending industry (limited to generic information about this Agreement), and service providers to the Arrangers in connection with the administration and management of this Agreement, (g) with the written consent of the Company, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Company unless the Agent or such Lender, as applicable, has actual knowledge that such source was required to keep such Information confidential or (i) for purposes of establishing a “due diligence” defense.

For purposes of this Section, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Company or any of its Subsidiaries, provided that, in the case of information received from the Company or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential or should, because of its nature, reasonably be understood to be confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.09.    Designated Subsidiaries. (a) Designation. The Company may at any time, and from time to time, upon not less than 15 Business Days’ notice in the case of any Subsidiary so designated after the Effective Date, notify the Agent that the Company intends to designate a Subsidiary as a “Designated Subsidiary” for purposes of this Agreement. On or after the date that is 15 Business Days after such notice, upon delivery to the Agent of a Designation Letter duly executed by the Company and the respective Subsidiary and substantially in the form of Exhibit D hereto, such Subsidiary shall thereupon become a “Designated Subsidiary” and a “Borrower” for purposes of this Agreement and, as such, shall (i) have all of the rights and obligations of a Borrower hereunder and (ii) become a Borrower hereunder as if initially named herein as such. The Agent shall promptly notify each Lender of the Company’s notice of such pending designation by the Company and the identity of the respective Subsidiary. Following the giving of any notice pursuant to this Section 9.09(a), if the designation of such Designated Subsidiary obligates the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall, promptly upon the request of the Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Agent or any Lender in order for the Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations and a Beneficial Ownership Certification if such Designated Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

If the Company shall designate as a Designated Subsidiary hereunder any Subsidiary not organized under the laws of the United States or any State thereof, any Lender may, with notice to the Agent and the Company, fulfill its Commitment by causing another of its offices or branches or an Affiliate of such Lender to act as the Lender in respect of such Designated Subsidiary.

As soon as practicable after receiving notice from the Company or the Agent of the Company’s intent to designate a Subsidiary as a Designated Subsidiary, and in any event no later than five Business Days after the delivery of such notice, for a Designated Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state or political subdivision thereof, any Lender that may not legally lend to, establish credit for the account of and/or do any business whatsoever with such Designated Subsidiary directly or through an Affiliate of such Lender as provided in the immediately preceding paragraph (a “Protesting Lender”) shall so notify the Company and the Agent in writing. With respect to each Protesting Lender, the Company shall, effective on or before the date that such Designated Subsidiary shall have the right to borrow hereunder, either notify the Agent and such Protesting Lender that the Commitments of such Protesting Lender shall be terminated; provided that such Protesting Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or the relevant Designated Subsidiary (in the case of all other amounts), or cancel its request to designate such Subsidiary as a “Designated Subsidiary” hereunder.

(b)    Termination. Upon the payment and performance in full of all of the indebtedness, liabilities and obligations under this Agreement and the Notes of any Designated Subsidiary then, so long as at the time no Notice of Revolving Borrowing in respect of such Designated Subsidiary is outstanding, such Subsidiary’s status as a “Designated Subsidiary” and a “Borrower” shall terminate upon written notice to such effect from the Agent to the Lenders (which notice the Agent shall give promptly upon its receipt of a request therefor from the Company). Thereafter, the Lenders shall be under no further obligation to make any Advance hereunder to such Designated Subsidiary.

SECTION 9.10.    Governing Law; Jurisdiction; Etc.

(a)    Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b)    Jurisdiction. Each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party hereto, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Company or any other Loan Party or its properties in the courts of any jurisdiction in connection with the exercise of any rights under any agreement related to collateral provided hereunder that is governed by laws other than the law of the State of New York or to enforce a judgment obtained from a court in New York.

(c)    Waiver of Venue. Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.02. Each of NL Holding, IFF Nederland and each Designated Subsidiary hereby agrees that service of process in any action or proceeding brought in any New York State court or in federal court described in subsection (b) above may be made upon the Company at its address set forth in Section 9.02 and NL Holding, IFF Nederland and each Designated Subsidiary hereby irrevocably appoints the Company its authorized agent to accept such service of process, and agrees that the failure of the Company to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

SECTION 9.11.    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, to the extent any Borrower executes this Agreement by way of electronic signature, such Borrower shall, upon reasonable request therefor, provide to the Agent a manually executed signature to this Agreement (which may be delivered by fax or in a .pdf or similar file).

SECTION 9.12.    Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency at Citibank’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

(b)    If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Committed Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase such Committed Currency with Dollars at Citibank’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

(c)    The obligation of any Borrower in respect of any sum due from it in any currency (the “Primary Currency”) to any Lender or the Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Agent (as the case may be) in the applicable Primary Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Agent (as the case may be) in the applicable Primary Currency, such Lender or the Agent (as the case may be) agrees to remit to such Borrower such excess.

SECTION 9.13.    Substitution of Currency. If a change in any Committed Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definition of Eurocurrency Rate) will be amended to the extent determined by the Agent (acting reasonably and in consultation with the Company) to be necessary to reflect the change in currency and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if no change in such Committed Currency had occurred.

SECTION 9.14.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 9.15.    Patriot Act Notice. Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower, and to the extent applicable, a Beneficial Ownership Certification, and other information that will allow such Lender or the Agent, as applicable, to identify each Borrower in accordance with the Patriot Act and the Beneficial Ownership Regulation. Each Borrower shall provide such information and take such actions as are reasonably requested by the Agent or any Lenders in order to assist the Agent and the Lenders in maintaining compliance with the Patriot Act and the Beneficial Ownership Regulation.

SECTION 9.16.    Power of Attorney. Each Subsidiary of the Company may from time to time authorize and appoint the Company as its attorney-in-fact to execute and deliver (a) any amendment, waiver or consent in accordance with Section 9.01 on behalf of and in the name of such Subsidiary and (b) any notice or other communication hereunder, on behalf of and in the name of such Subsidiary. Such authorization shall become effective as of the date on which such Subsidiary delivers to the Agent a power of attorney enforceable under applicable law and any additional information to the Agent as necessary to make such power of attorney the legal, valid and binding obligation of such Subsidiary.

SECTION 9.17.    No Fiduciary Duty. Each Agent, each Lender and their Affiliates may have economic interests that conflict with those of the Borrowers. Each Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, each Borrower and its Affiliates, on the one hand, and the Agent, the Bookrunners, Arrangers, syndication agent, documentation agent, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agent, the Bookrunners, Arrangers, syndication agent, documentation agent, the Lenders or their respective Affiliates and no such duty will be deemed to have arisen in connection with any such transactions or communications.

SECTION 9.18.    Status of Certain Lenders and Former Borrower. On and as of the Effective Date, each Lender identified on the signature pages to this Agreement that was not a Lender immediately prior to the Effective Date shall on the Effective Date become a party to this Agreement as a Lender, and shall be entitled to all the rights and benefits, and each such Lender agrees to perform all the obligations, which in each case are applicable to it in its capacity as a Lender hereunder.

SECTION 9.19.    Waiver of Jury Trial. Each of the Company, the other Borrowers, the other Loan Parties, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

SECTION 9.20.    Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA and 29 C.F.R. 2510.3-101) of one or more Benefit Plans in connection with the Advances or the Commitments,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that none of the Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Advances, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 9.21.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(i)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the Laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the Laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(ii)    As used in this Section 9.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

INTERNATIONAL FLAVORS & FRAGRANCES INC., as Borrower

By:	/s/ John Taylor
	Name:	John Taylor
	Title:	Treasurer

INTERNATIONAL FLAVORS & FRAGRANCES (NEDERLAND) HOLDING B.V., as Borrower

By:	/s/ Johannes Adrianus de Rooij
	Name:	Johannes Adrianus de Rooij
	Title:	Managing Director

INTERNATIONAL FLAVORS & FRAGRANCES I.F.F. (NEDERLAND) B.V., as Borrower

By:	/s/ Johannes Adrianus de Rooij
	Name:	Johannes Adrianus de Rooij
	Title:	Managing Director

[Signature Page to IFF Revolving Credit Facility]

CITIBANK, N.A. as Agent and as a Lender

By:	/s/ Michael Vondriska
	Name:	Michael Vondriska
	Title:	Vice President

[Signature Page to IFF Revolving Credit Facility]

BANK OF AMERICA, N.A.
as a Lender

By:	/s/ Mukesh Singh
	Name:	Mukesh Singh
	Title:	Director

[Signature Page to IFF Revolving Credit Facility]

BNP PARIBAS
as a Lender

By:	/s/ Christopher Sked
	Name:	Christopher Sked
	Title:	Managing Director

By:	/s/ Nicolas Doche
	Name:	Nicolas Doche
	Title:	Vice President

[Signature Page to IFF Revolving Credit Facility]

BNP Paribas Fortis SA/NV
as a Lender

By:	/s/ Geert Schepens
	Name:	Geert Schepens
	Title:	Head Multinational Corporates BNP Paribas Fortis

By:	/s/ Virginie Martens
	Name:	Virginie Martens
	Title:	Head Corporate Coverage

[Signature Page to IFF Revolving Credit Facility]

JPMORGAN CHASE BANK, N.A.
as a Lender

By:	/s/ Peter S. Predun
	Name:	Peter S. Predun
	Title:	Executive Director

[Signature Page to IFF Revolving Credit Facility]

MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

[Signature Page to IFF Revolving Credit Facility]

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Vice President

[Signature Page to IFF Revolving Credit Facility]

BARCLAYS BANK PLC
as a Lender

By:	/s/ Sydney G. Dennis
	Name:	Sydney G. Dennis
	Title:	Director

[Signature Page to IFF Revolving Credit Facility]

CoBank, ACB,
as a Lender

By:	/s/ James J. Trankle
	Name:	James J. Trankle
	Title:	Managing Director

[Signature Page to IFF Revolving Credit Facility]

ING Bank N.V., Dublin Branch
as a Lender

By:	/s/ Padraig Matthews
	Name:	Padraig Matthews
	Title:	Director

By:	/s/ Sean Hassett
	Name:	Sean Hassett
	Title:	Director

[Signature Page to IFF Revolving Credit Facility]

MIZUHO BANK, LTD.
as a Lender

By:	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Executive Director

[Signature Page to IFF Revolving Credit Facility]

MUFG Bank Ltd.
as a Lender

By:	/s/ Mark Maloney
	Name:	Mark Maloney
	Title:	Authorized Signatory

[Signature Page to IFF Revolving Credit Facility]

Sumitomo Mitsui Banking Corporation
as a Lender

By:	/s/ Jun Ashley
	Name:	Jun Ashley
	Title:	Director

[Signature Page to IFF Revolving Credit Facility]

U.S. Bank, National Association
as a Lender

By:	/s/ Steven F. Bobinchak
	Name:	Steven F. Bobinchak
	Title:	Assistant Vice President

[Signature Page to IFF Revolving Credit Facility]

WELLS FARGO BANK, NATIONAL ASSOCIATION
as a Lender

By:	/s/ Michael J. Stein
	Name:	Michael J. Stein
	Title:	Director

[Signature Page to IFF Revolving Credit Facility]

China Construction Bank Corporation, New York Branch
as a Lender

By:	/s/ Suosheng Li
	Name:	Suosheng Li
	Title:	General Manager

[Signature Page to IFF Revolving Credit Facility]

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Director

By:	/s/ Marko Lukin
	Name:	Marko Lukin
	Title:	Vice President

[Signature Page to IFF Revolving Credit Facility]

HSBC Bank USA, National Association
as a Lender

By:	/s/ Dennis Tybor #23307
	Name:	Dennis Tybor #23307
	Title:	Vice President

[Signature Page to IFF Revolving Credit Facility]

Standard Chartered Bank
as a Lender

By:	/s/ Kristopher Tracy
	Name:	Kristopher Tracy
	Title:	Director, Financing Solutions

[Signature Page to IFF Revolving Credit Facility]

SCHEDULE I

COMMITMENTS

Lender	Commitments
Citibank, N.A.	$187,000,000
Bank of America, N.A.	$187,000,000
BNP Paribas	$93,500,000
BNP Paribas Fortis SA/NV	$93,500,000
JPMorgan Chase Bank, N.A.	$187,000,000
Morgan Stanley Bank, N.A.	$137,000,000
Morgan Stanley Senior Funding, Inc.	$50,000,000
Barclays Bank PLC	$102,500,000
CoBank, ACB	$102,500,000
ING Bank N.V., Dublin Branch	$102,500,000
Mizuho Bank, Ltd.	$102,500,000
MUFG Bank Ltd.	$102,500,000
Sumitomo Mitsui Banking Corporation	$102,500,000
U.S. Bank, National Association	$102,500,000
Wells Fargo Bank, National Association	$102,500,000
China Construction Bank Corporation, New York Branch	$61,250,000
Deutsche Bank AG New York Branch	$61,250,000
HSBC Bank USA, National Association	$61,250,000
Standard Chartered Bank	$61,250,000
Total	$2,000,000,000

I-1

SCHEDULE 5.02(a)

EXISTING LIENS

None.

5.02(a)-1

EXHIBIT A

FORM OF REVOLVING CREDIT PROMISSORY NOTE

U.S.$         Dated:             , 202[    ]

FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a [●] (the “Borrower”), HEREBY PROMISES TO PAY                      (the “Lender”) for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender’s Commitment in figures] or, if less, the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the Third Amended and Restated Credit Agreement, dated as of July 28, 2021, among the Borrower, the Lender and certain other borrowers and lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other lenders (as amended, restated, amended and restated, supplemented or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), outstanding on the Termination Date.

The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest in respect of each Advance shall be payable in the applicable currency at the applicable Agent’s Account, as set forth in the Credit Agreement, in each case, in same day funds. Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Revolving Credit Promissory Note.

This Revolving Credit Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Revolving Credit Promissory Note, (ii) contains provisions for determining the Equivalent amount in Dollars of Advances denominated in Committed Currencies and (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

This Revolving Credit Promissory Note shall be governed by, and construed in accordance with, the law of the State of New York.

A-1

IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Promissory Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[NAME OF BORROWER]

By:
Name:
Title:

A-2

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Type of Advance	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT B

FORM OF NOTICE OF REVOLVING BORROWING

Citibank, N.A., as Agent

for the Lenders parties

to the Credit Agreement

referred to below

One Penns Way, Ops II, Floor 2

New Castle, Delaware 19720

Attn: Bank Loan Syndications Department

Facsimile No: (646) 274-5080

Email: glagentofficeops@citi.com

  AgencyABTFSupport@citi.com

  david.jaffe@citi.com

[Date]

Ladies and Gentlemen:

The undersigned, [Name of Borrower], refers to the Third Amended and Restated Credit Agreement, dated as of July 28, 2021 (as amended, restated, amended and restated, supplemented or modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the International Flavors & Fragrances Inc. and certain subsidiaries of International Flavors & Fragrances Inc., as borrowers, the Lenders party thereto from time to time and Citibank, N.A., as Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(i)    The Business Day of the Proposed Borrowing is             , 202[    ] (the “Proposed Borrowing Date”).

(ii)    The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurocurrency Rate Advances].

(iii)    The aggregate amount of the Proposed Borrowing is [$        ][for a Borrowing in a Committed Currency, list currency and amount of Borrowing]. Funds should be credited to the below account of [Name of Borrower]:

Bank:

Address:

SWIFT:

Account:

[(iv)    The initial Interest Period for [each][the] Eurocurrency Rate Advance made as part of the Proposed Borrowing is [     ] month[s], start date [     ] to [     ]]

The undersigned hereby certifies that the following statements will be true on the Proposed Borrowing Date:

(A)    the representations and warranties contained in Section 4.01 of the Credit Agreement [(except the representations set forth in subsection (e) thereof and in subsection (f) thereof)]1 are correct in all material respects (unless qualified by materiality, in which case, are true and correct in all respects) on and as of the Proposed Borrowing Date (except for those representations and warranties that specifically relate to a prior date, which shall have been correct on such prior date), before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date [and the representations and warranties of the undersigned contained in its Designation Agreement are correct in all material respects (unless qualified by materiality in which case are true and correct in all respects) on and as of the Proposed Borrowing Date, before and after giving effect to the Proposed Borrowing (except for those representations and warranties that specifically relate to a prior date, which shall have been correct on such prior date) and to the application of the proceeds therefrom, as though made on and as of such date]2; and

(B)    no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

[Signature Page Follows]

[1]	Insert bracketed text for borrowings requested after the Effective Date.
[2]	Insert bracketed text for borrowings by a Designated Subsidiary.

Very truly yours,

[NAME OF BORROWER]

By:
Name:
Title:

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below (including without limitation any guarantees included in such facility), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee:
[indicate [Lender][Approved Fund]
[Affiliate of [identify Lender]]]

3.	Borrower(s):

4.	Agent:	Citibank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Third Amended and Restated Credit Agreement, dated as of July 28, 2021, among International Flavors & Fragrances Inc. and certain subsidiaries of International Flavors & Fragrances Inc., as borrowers, the Lenders party thereto from time to time and Citibank, N.A., as Agent.

6.	Assigned Interest[s]:

Assignor	Assignee	Aggregate Amount of Commitments/ Advances for all Lenders[3]	Amount of Commitments/ Advances Assigned[4]	Percentage Assigned of Commitments/ Advances[5]	CUSIP Number

7.	Trade Date:

[3]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[4]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.
[5]	Set forth, to at least 9 decimals, as a percentage of the Commitments/Advances of all Lenders under the Credit Agreement.

Effective Date:             , 202[  ] [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][6] Accepted by:

CITIBANK, N.A., as Agent

By:
Name:
Title:

[Consented to by:][7]

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:
Name:
Title:

[6]	To be added only if the consent of the Agent is required by the terms of the Credit Agreement.
[7]	To be added only if the consent of the Company is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1     Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any other Borrower or any of the Company’s Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Company, any other Borrower or any of the Company’s Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.07(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(h) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Notwithstanding the foregoing, the Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT D

FORM OF DESIGNATION AGREEMENT

[DATE]

To each of the Lenders

party to the Credit Agreement

(as defined below) and to Citibank, N.A.,

as Agent for such Lenders

Ladies and Gentlemen:

Reference is made to the Third Amended and Restated Credit Agreement, dated as of July 28, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Flavors & Fragrances Inc. (the “Company”) and certain subsidiaries of the Company, as borrowers, the Lenders party thereto from time to time and Citibank, N.A., as Agent (in such capacity, the “Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

Please be advised that pursuant to Section 9.09 of the Credit Agreement, the Company hereby designates its undersigned Subsidiary,                      (“Designated Subsidiary”), as a “Designated Subsidiary” and a “Borrower” under and for all purposes of the Credit Agreement.

The Designated Subsidiary, in consideration of each Lender’s agreement to extend credit to it under and on the terms and conditions set forth in the Credit Agreement, does hereby assume each of the obligations imposed upon a “Designated Subsidiary” and a “Borrower” under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement. In furtherance of the foregoing, the Designated Subsidiary hereby represents and warrants to each Lender as follows:

(a)    The Designated Subsidiary is a                      duly organized, validly existing and in good standing under the laws of                     .

(b)    The execution, delivery and performance by the Designated Subsidiary of this Designation Agreement, the Credit Agreement and the Notes, if any, and any other Loan Document to be delivered by it are within the Designated Subsidiary’s corporate or other powers, have been duly authorized by all necessary corporate action and do not conflict with (i) the Designated Subsidiary’s charter or by-laws other constitutive documents, (ii) any law or (iii) any material contractual restriction, or to the knowledge of the Designated Subsidiary, any other contractual restriction, binding on or affecting the Designated Subsidiary. The Designation Agreement and the Notes, if any, delivered by it have been duly executed and delivered on behalf of the Designated Subsidiary.

(c)    All Authorizations required (i) for the due execution, delivery and performance by the Designated Subsidiary of this Designation Agreement, the Credit Agreement, the Notes, if any, or any other Loan Document to be delivered by it or (ii) to make the Designation Agreement, the Credit Agreement, the Notes, if any, or any other Loan Document admissible in evidence in its jurisdiction of incorporation have been obtained or effected and are in full force and effect.

(d)    This Designation Agreement is, and the Notes, if any, and the other Loan Documents to be delivered by the Designated Subsidiary when delivered will be, legal, valid and binding obligations of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with their respective terms, except to the extent that such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and may be subject to the discretion of courts with respect to the granting of equitable remedies and to the power of courts to stay proceedings for the execution of judgments.

(e)    There is no pending or threatened action, suit, investigation or proceeding, including, without limitation, any Environmental Action, affecting the Designated Subsidiary or any of its Subsidiaries before any court, governmental agency or arbitrator that purports to affect the legality, validity or enforceability of this Designation Agreement, the Credit Agreement or any Note of the Designated Subsidiary or any other Loan Document to which the Designated Subsidiary is a party.

The Designated Subsidiary hereby agrees that service of process in any action or proceeding brought in any New York State court or in federal court may be made upon the Company at its offices at 521 W. 57th Street, New York, New York 10019, Attention of Treasurer (the “Process Agent”) and the Designated Subsidiary hereby irrevocably appoints the Process Agent to give any notice of any such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.

The Company hereby accepts such appointment as Process Agent and agrees with you that (i) the Company will maintain an office in New York, New York through the Termination Date and will give the Agent prompt notice of any change of address of the Company, (ii) the Company will perform its duties as Process Agent to receive on behalf of the Designated Subsidiary and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any New York State or federal court sitting in New York City arising out of or relating to the Credit Agreement and (iii) the Company will forward forthwith to the Designated Subsidiary at its address at                      or, if different, its then current address, copies of any summons, complaint and other process which the Company received in connection with its appointment as Process Agent.

This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

INTERNATIONAL FLAVORS & FRAGRANCES INC., as the Company

By:
Name:
Title:

[DESIGNATED SUBSIDIARY], as the Designated Subsidiary

By:
Name:
Title:

EXHIBIT E – TAX FORMS

E-1

EXHIBIT E-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For

U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of July 28, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Flavors & Fragrances Inc. (the “Company”) and certain subsidiaries of the Company, as borrowers, the Lenders party thereto from time to time and Citibank, N.A., as Agent.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 202[ ]

E1-1

EXHIBIT E-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For

U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of July 28, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Flavors & Fragrances Inc. (the “Company”) and certain subsidiaries of the Company, as borrowers, the Lenders party thereto from time to time and Citibank, N.A., as Agent (in such capacity, the “Agent”).

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 202[ ]

E2-1

EXHIBIT E-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of July 28, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Flavors & Fragrances Inc. (the “Company”) and certain subsidiaries of the Company, as borrowers, the Lenders party thereto from time to time and Citibank, N.A., as Agent (in such capacity, the “Agent”).

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 202[ ]

E3-1

EXHIBIT E-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of July 28, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Flavors & Fragrances Inc. (the “Company”) and certain subsidiaries of the Company, as borrowers, the Lenders party thereto from time to time and Citibank, N.A., as Agent (in such capacity, the “Agent”).

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s) (as well as any Note(s) evidencing such Advance(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 202[ ]

E4-1